GOOD GOVERNANCE CODE
GRUPO CIBEST
February 2026

INTRODUCTION

For the company Grupo Cibest S.A. ("Parent Company") and its subsidiaries (hereinafter, the "Group" or "Grupo Cibest"), a business culture based on transparency, integrity and responsible decision taking allows us to achieve its purpose: promote sustainable development to attain everyone’s welfare and contributes to foster trust and generate value of the companies that are part of it.

This Good Governance Code (hereinafter referred to as “The Code”), includes direction, administration, and control measures aimed at consolidating and preserving good governance and integrity in business, as objectives with which we are committed to our investors and other groups of interest, and that are permanently being reviewed in order to incorporate the best practices.

SECTION 1. GENERAL PRINCIPLES OF GOOD GOVERNANCE AT GRUPO CIBEST
Application Scope. The Companies´ shareholders, senior management and employees are recipients of this Code; therefore, they must comply with its provisions and with the purpose of its principles and policies as a model of action.

Reach. The Code is designed to be adopted by the Companies, in order to guarantee that the corporate governance policies are aligned. Therefore, it is the Companies’ Boards of Directors’ or the competent bodies responsibility to ensure that the Code is incorporated as a corporate document, with the particularities that may be applicable.

When reference is made in this Code to the “Companies” or the “Company”, it shall be understood that is referred to: (i) the companies that are part of the Cibest Business Group, (ii) the companies directly or indirectly controlled by more than 90% by the Parent Company, and (iii) those subordinate companies that voluntarily decide to adopt the Code, with the particularities that may be applicable, in accordance with their size, jurisdiction, and the restrictions inherent to their business.
When reference is made to the "Parent Company," it shall be understood that these are provisions exclusively applicable to this company as the parent of the Group, and when reference is made to "Bancolombia," it shall be understood that these are provisions exclusively applicable to Bancolombia S.A., a banking establishment of the Group domiciled in Colombia.
Competent Body to Issue Good Governance Policies and Measures. The Code is a document complementary to the Companies Bylaws or Articles of Incorporation (hereinafter “Bylaws”), which shall be updated and adjusted to the business’s dynamics and evolution. The creation, modification, and repeal of provisions related to the good governance of the Group will be the responsibility of the Board of Directors of the Parent Company as the parent of the Group. Notwithstanding the foregoing, the Boards of Directors of the other Companies, in the adoption of the Code, may approve for the Companies, the modifications that may be applicable, in accordance with the procedure defined in this Code.

The Good Governance Committee of the Parent Company will be the competent body to previously study the proposals for bylaws amendments of the Parent Company, regarding corporate governance measures, and the Code, and to present these proposals for consideration by the Board of Directors of the Parent Company.

When any of the Companies needs to adopt a policy or measure of good governance based in their business or applicable regulations, or if they have concerns about the application of the provisions, the Corporate Governance Vice Presidency and General Secretariat of the Parent Company will be the instance in charge of providing clarity and guidance on such matter prior to its presentation to the respective Board of Directors.

Good governance for Stakeholders. In terms of good governance, the main stakeholders are recognized as, but not limited to: shareholders and/or investors, administrators (Directors, Senior Management and main executives), employees, suppliers, customers and financial consumers, internal and external control bodies, and the supervisory and regulatory entities of the Companies.

Within the Group, relationships with stakeholders must be conducted within the framework of the law, transparency, and sound business practices, in a context of respect, a spirit of collaboration, and equitable treatment. For this purpose, the Companies must encourage and promote active participation and cooperation for value creation, share relevant information in a complete and timely manner on issues where they participate according to laws and regulations in force and promote the effective resolution of conflicts with their stakeholders.

SECTION 2. GOOD GOVERNANCE PRINCIPLES AND MEASURES RELATED TO SHAREHOLDERS - RULES OF PROCEDURE OF THE GENERAL SHAREHOLDERS’ MEETING

Each Company recognizes a shareholder as the person or entity registered in its Shareholder Registration Book or electronic means, indicating the number of subscribed and registered shares and under the conditions set in current regulations applicable to each of the Companies.

Shareholders are, in terms of good governance, a group of great importance and therefore are granted with a set of rights, prerogatives, benefits, and duties consistent with legal provisions, the Bylaws and this Code.

All shareholders shall have, among others, the possibility to know and exercise their rights, to make relevant observations to the management, and to propose amendments or making pertinent proposals for the better performance of the Company of which they are shareholders.

The Companies commit to:
1.Recognize and promote their shareholders’ rights.
2.Inform shareholders of their duties and obligations to the Companies.
3.Disclose the regulations for the operation of the general shareholder’s meeting, in order to promote shareholders’ participation.
4.In the case of the Parent Company, set the necessary mechanisms for shareholders to be properly informed about the main figures and indicators of the Company's business, and those of the most relevant affiliated companies, the ratings obtained, the general financial, and risk policies, and all other topics related to share issuance.

2.1. Shareholders’ Rights

In addition to other rights set forth in the law and the Bylaws, each Company provides its shareholders with the following rights:

a. Dividends: To have a participation of the dividends as established by the Company’s Shareholders’ Meeting, according to the type of shares they hold, provided that there is distribution of these.

b. Exercise of political rights: According to the type of shares owned, to participate and vote in the General Shareholders’ Meeting to make the corresponding decisions, including the appointment of bodies and dignitaries that, according to the law and the bylaws, should be elected. Likewise, shareholders shall be entitled to have effective mechanisms to be represented in the meetings.

Shareholders of the Parent Company and the Companies issuing securities in the Colombian market who represent 5% or more of the Company's share capital will have the possibility to request, at the beginning of the shareholders' meeting where a reform to the Bylaws is intended to be adopted, that the review and voting of certain articles be done separately or individually due to the significance or impact that a change may generate, or request the review of a group of articles seeking that the analysis be done based on thematic unity. If the request is not accepted, the proposal will be voted on as a whole.

Such a request must be duly substantiated and presented to the Chairman of the General Shareholders’ Meeting, who shall inform all other shareholders of the content of the petition. Without prejudice to the foregoing right, and in order to guarantee the effectiveness of the meetings, all requests made by shareholders with the exclusive purpose of delaying the meeting without a justified reason, or that do not have specific support or reasons for individualized review of the articles to be amended, shall be dismissed.

c. To transfer or assign their shares, as contemplated by law, the Bylaws, and shareholders’ agreements, if any; as well as know the methods of registering the shares and the identity of the main shareholders of the Company, as established by the applicable law.

d. To have access to the Company's public information in a clear, timely, and comprehensive manner, allowing them to make decisions about their investment in the Company. Shareholders will have the right to receive annually, from the Chairman and the Board of Directors, the report on their management and the economic and financial situation of the Company.

e. To make recommendations on good governance, in the case of the Parent Company, through the Investor Relations Office.

f. To associate to exercise their rights.

g. To request, in conjunction with other shareholders, the convening of a shareholders' meeting, in accordance with the provisions of this Code, the Bylaws, or the law.

h. Right of Withdrawal. In the case of Bancolombia and financial companies domiciled in Colombia, shareholders may exercise the right of withdrawal in accordance with the provisions applicable to each Company. This right may be exercised when, in the event of a merger, the exchange ratio resulting from the technical study is modified by a decision of a majority exceeding eighty-five percent (85%) of the subscribed shares of each of the interested entities.

In this case, shareholders who do not agree with the new ratio will have the right to withdraw. If a shareholder of the Company chooses to exercise this right, the Company will pay for the shares in cash within the month following the date of the meeting that decided the merger. Such acquisitions will be charged to the Company's equity, either as a reduction of capital or as the acquisition of own shares, under the terms and conditions specified by the supervisor. The price of such shares will be equal to the price per share that served as the basis for the exchange ratio proposed in the technical study.

Likewise, shareholders may exercise the right of withdrawal in the events of spin-offs where this is applicable according to the relevant regulations. In any case, the right of withdrawal will be subject to the provisions of the current regulations.
In the case of the Parent Company and other non-financial Companies domiciled in Colombia, shareholders may exercise the right of withdrawal in the events of mergers and spin-offs, in accordance with the applicable regulations.

i. Special Audits for the Parent Company: A Shareholder or a group of shareholders having a participation equal to or exceeding five percent (5%) of the capital of the Parent Company, percentage deemed as sufficiently representative and from which financial legislation and Stock Market legislation recognizes certain rights to shareholders, shall be entitled to request, before the Presidency or the Investor Relations Office, an authorization to hire, at the shareholder’s or group of shareholders’ expense and responsibility, special audits based on the following terms:

• Special audits shall deal with matters different that those audited by the External Auditor.

• Special audits shall be conducted within ten (10) business days of the Ordinary General Shareholders’ Meeting held during the first quarter each year, and within the first ten (10) business days of October each year.

• When conducting a special audit, under no circumstances, will the violation of the rights of the Parent Company or its subsidiaries, their information and that of their clients, their projects, the contracts that constitute competitive advantages, and, in general, all those documents or information considered privileged or confidential or belonging to third parties, be permitted, in accordance with the regulations applicable to the Parent Company.

• Special audits cannot be conducted about industrial confidential information or with respect to topics covered by legislation about intellectual property rights or information over which there is a confidentiality commitment.

•Special audits may only cover the examination of information and documentation that is in the possession of the Parent Company, that is no older than two (2) years, and that is directly related to the purpose of the audit.

•Under no circumstances, special audits shall affect normal operation of the Parent Company, nor the autonomy and competencies of the administrators, as contemplated by law and Bylaws.

• A request to conduct special audits shall be made in writing no later than one (1) month prior to the date the special audit will be conducted, indicating clear reasons and facts such a request is based on, specific topics for the audit consistent with the cited reasons and the duration time which should not exceed fifteen (15) calendar days. The request should include specific information to have access to, and no general, unspecific, or ambiguous requests will be admitted.

• Such a request shall be filed with the Presidency or the Investor Relations Office.

• The Board of Directors, through its Good Governance Committee, will analyze the relevance of the audit and authorize or deny its execution, informing the shareholder of this decision within a maximum period of fifteen (15) calendar days from the date the request was received.

• The firms contracted to carry out such audits must have, at a minimum, the qualifications of the external audit firm designated by the general shareholders' meeting of the Parent Company for the corresponding period and must have recognized prestige and professional trajectory. Additionally, the proposed firm must demonstrate criteria of independence from competitors of Grupo Cibest and the absence of conflicts of interest.

•The Parent Company will allocate a space and assign responsible personnel for the attention of special audits.
•The working papers provided to the special auditor or firm conducting the specialized audits, as well as the results of the audits, will be kept confidential and will remain in the possession of the Parent Company. o physical or electronic copies of the consultation documents will be provided. The Parent Company reserves the right to take appropriate measures to ensure the confidentiality of the documents and the disclosure of any confidential information.

•The results obtained must be retained by the Parent Company for no less than five (5) years from the date of their creation.

•The results of the audit may not be disclosed without the prior written consent of the Parent Company.

Whenever the audit originates from a shareholder who, directly or indirectly, is also a shareholder or real beneficiary of a shareholding equal to or greater than 0.5% of the capital with voting rights or an employee of financial institutions competing with the financial institutions of Grupo Cibest, the Board of Directors may reserve the right to withhold sensitive information, proposing measures it deems appropriate to protect it, including the formation of "clean teams" with the special auditor or firm conducting the specialized audits.

The Companies issuing securities in the Colombian market may regulate the application of specialized audits in their Annex to the Code of Good Governance.

j. Equitable treatment of shareholders: The shares of the Companies domiciled in Colombia will be registered and capital shares and may be ordinary, preferred, or shares with preferred dividend and without voting rights.

The Companies will ensure that their shareholders are treated equally, considering that each shareholder will have the same rights according to the class of shares they own and the number of shares they hold.

Consequently, the Companies shall ensure that all shareholders receive the same treatment as other shareholders within their same class and will seek to provide timely and complete responses to concerns, claims, and requests regarding information related to mandatory disclosure matters, corporate governance information, and generally any information that does not have legal, statutory, or contractual confidentiality or secrecy restrictions or that could be detrimental to the Company's interests. This is without prejudice to those events where, due to regulatory considerations or by order of a competent authority, it is necessary to provide specific information to a particular shareholder.

In the Parent Company, shares with preferential dividends will not confer the right to vote in shareholders' meetings to their holders, except in cases established by the Bylaws and legal provisions regulating the matter. In the event that such cases arise, the Parent Company will promptly inform these shareholders so that they can exercise their voting rights or grant the necessary powers to be represented at the meetings. In any case, the Parent Company will ensure that these shareholders with preferential dividends and without voting rights are promptly notified of the shareholders' meetings in which they must be convened and have the opportunity to be represented at the meetings where their vote is required, for which they must designate a spokesperson to represent them.

k. Representation of Shareholders: Any shareholder may be represented at shareholders' meetings through a written proxy. The proxies must identify themselves in accordance with the legal provisions regulating the matter.

In Colombia, managers and employees of the Companies may not exercise proxies to represent shares belonging to others at the meetings of the Company of which they are managers or employees, nor may they substitute the proxies granted to them. They also may not vote, even with their own shares, on decisions aimed at approving the balance sheets and year-end accounts, or liquidation decisions.

Similarly, an employee who is also a shareholder of the respective Company domiciled in Colombia, who decides to represent their shares at a shareholders' meeting or be represented at the meeting by granting a proxy to a third party, must expressly inform, when requesting their credential or in the respective proxy, their condition as a shareholder and employee, so that their vote is not counted in the approval of the financial statements.

Except for provisions of paragraph above, managers or employees of the respective Company shall be entitled to exercise the political rights inherent to their own shares and those they represent when acting as legal representatives or in cases expressly established in the current regulations.

With the purpose of assuring an equitable treatment of shareholders and avoiding potential conflicts of interest, the following prohibitions are directed at executives and employees of the Parent Company and other Companies issuing shares in Colombia, as well as the entity managing the Company's shareholder registry, in case a third party is responsible for such management:

•Encourage, promote or suggest that shareholders grant blank-check powers of attorney, where the name of the representative for the shareholders' meetings is not clearly stated.
•Receive powers of attorney from the shareholders where the name of the respective representative for the shareholders’ meeting is not clearly stated.
• Accept powers of attorney conferred by the shareholders as valid if all legal requirements have not been fulfilled. Powers of-attorney must be granted in writing, indicating the name of the representative, the person who can replace the representative, if applicable, and the date of the meeting. Legal entities that grant powers-of-attorney must include a recent certificate of good standing that proves their existence and representation in accordance with the law.
•Suggest or determine the names of those who will act as representatives of the shareholders at the meetings.
•Recommend that shareholders vote for a certain list. This does not restrict the Board of Directors or the President, in the exercise of their duties, from presenting proposals for the consideration of the shareholders’ meeting.
• Coordinate or enter into an agreement with any shareholder or with any representative of shareholders to vote in favor or against any proposal that is presented in the shareholders’ meeting.

Actions described above shall be also prohibited when they are executed through proxy, intermediary or third party.

l. Mechanisms to prevent capital dilution: In the case of Companies issuing securities in the Colombian market, when a capital increase is to be carried out with a waiver of the preemptive right in the subscription of shares or processes of merger, spin-off, or segregation, the Company's Board of Directors will make available to the shareholders, during the term of the meeting notice, a report containing the main terms of the transaction to be carried out, which will be accompanied by an opinion from an independent external advisor, contracted by the Company for this purpose. In the case of merger, spin-off, and transformation, the term for presenting the reports will be at least fifteen (15) business days prior to the date of the meeting.

m. Incorporation of new items in the agenda of ordinary shareholders' meetings: Without prejudice to what is established by law, shareholders of the Parent Company and Companies issuing securities in the Colombian market may request the management to include additional items in the agenda of ordinary shareholders' meetings, for which they must comply with the procedure established in this Code.

Requests for the inclusion of new items in the agenda of ordinary meetings must be received in writing addressed to the Chairman of the Company or the Secretary General, at the main address of the Company, or through the Investor Relations Office, within five (5) calendar days following the meeting notice. The request must be accompanied by the corresponding justification motivating the inclusion of the respective item.

The Company shall respond to requests received in due form, indicating in writing whether the request has been accepted or not, and in case of denial, the reasons for the refusal.

When the request to include new items in the agenda comes from a shareholder or group of shareholders representing five percent (5%) or more of the Company's share capital, and the request is intended to be denied, the reasons for the denial must be previously known by the Board of Directors through its Good Governance Committee.

If the inclusion of new items in the agenda is accepted, the management of the Company, with prior approval from the Board of Directors, will publish the new agenda of the meeting on its website at least fifteen (15) calendar days before the meeting date. The publication may be carried out with less advance notice prior to the date of the meeting, considering the terms required by the management and/or the Board of Directors to apply the procedure provided herein.

n. Presentation of Proposals: The Parent Company and the issuing Companies in the securities market in Colombia will present to the shareholders, through their website and prior to the meeting, the proposals from the Board of Directors, the management, or the shareholders, as long as they are received.

In accordance with the above and in order to guarantee the right of all local and international shareholders to be informed about the various proposals that will be presented at the meeting and to prepare the direction of their vote, shareholders interested in presenting proposals must, in compliance with the principles of corporate governance, submit such proposals in writing, through the President’s Office or the Secretary General’s Office or the Investor Relations Office, at least three (3) business days prior to the date of the meeting. The foregoing, notwithstanding the applicable legal provisions in Colombia.

2.2. Main Obligations of the Shareholders

Shareholders of the Companies accept, by acquiring their shares, to adhere to and respect the Bylaws and the rights and duties contemplated in the Code of Good Governance. The main obligations are:

a. Provide the information required by law, the Bylaws, and this Code. Keep the Company duly informed about their current address or that of their legal representative or proxy, as the case may be, in order to send the registered address the summons or communications as appropriate and to maintain effective and direct contact with them when necessary.

b. The transfer of shares may be made by simple agreement between the parties, but for it to take effect with respect to the Company and third parties, the transferring shareholder must inform the Company or the person responsible for the shareholder registry of such transfer, indicating the number of shares transferred and the full name and identification of the acquirer, so that the transaction can be recorded in the shareholder registry book or electronic registry enabled for this purpose. This is without prejudice to previously exhausting the procedures established in the Bylaws or applicable regulations to transfer shares to third parties, as well as internal procedures for the prevention and control of money laundering and terrorism financing.

c. In the case of the Parent Company, comply with the regulations established for the exercise of the right of inspection.

d. In the case of the Parent Company and the Issuing Companies in the securities market in Colombia, comply with the procedure established in this Code to request the inclusion of items on the agenda or to present proposals for consideration at the meeting.

e. In case of interventions at the meeting, such interventions must be respectful, brief, timely, and relevant to the matter under discussion, in accordance with the provisions of this Code of Good Governance. This obligation also applies to shareholder representatives.

f. Accurately, timely, and completely inform the Companies of the data they require to report and update the information of their beneficial owners in the Unique Registry of Beneficial Owners, in accordance with the applicable regulations.

2.3. Relationships of Shareholders with the Company

Shareholders must act with loyalty and good faith towards the Company of which they are shareholders, refraining from participating in acts or behaviors where there is a conflict of interest or that may give rise to crimes related to money laundering or terrorism financing. They must also refrain from participating in acts or behaviors aimed at concealing assets from criminal activities and, in general, from acts or behaviors that harm the interests of the Company or involve the disclosure of confidential information or threaten the sustainability of the Company.

The Company's commercial relationships with its main shareholders will be carried out within the limitations and conditions established by the relevant regulations and, in any case, under market conditions.

Section nine (9) establishes the principles and measures in the management of the Parent Company's business with related parties.

2.4. Policies for the Exercise of Political Rights by Colombian Pension Fund Management Companies (AFPs)

The Parent Company, considering the existing legal regulations in Colombia applicable to Colombian Pension Fund Management Companies (AFPs), which invest in the Company's shares with third-party resources under their management, has established the following policies aimed at the legitimate exercise of political rights by these entities:

a. Without prejudice to the right of inspection that AFPs have as shareholders, and in order to provide timely, clear, and transparent information that allows them to exercise their voting rights in an informed manner, the Parent Company will address the requests, petitions, and information requirements prior to the meeting made by the designated representatives of the AFPs. For this purpose, AFPs will be asked to designate a representative through whom the relevant information on the agenda items of the meeting will be channeled.

b. The Parent Company may request a certification establishing that the designated person has no conflicts of interest with the Company to access the information to be provided.

c. In order to guarantee equitable treatment and access to information under equal conditions for all shareholders, the Parent Company will make available to other shareholders the responses provided to the AFPs. In any case, the Parent Company will not provide information related to clients or users, information related to special projects or strategic business information, personal data of its managers, contracts that constitute competitive advantages, and, in general, all those documents considered confidential, reserved, or belonging to third parties in accordance with applicable regulations and the internal policies established by the Company.

d. When a proposal for the election of the auditing firm is to be presented on the agenda of the meeting, the Parent Company, in addition to complying with the policies established for its appointment in this Code of Good Governance and legal provisions, will inform through its website the proposal approved by the Audit Committee, as well as the criteria considered for such proposal.

e. When a proposal for the election of the Board of Directors is to be presented on the agenda of the meeting, the Parent Company will inform about the proposals previously submitted by shareholders and considered by the Good Governance Committee, which meet the requirements established by law, the Bylaws, and this Code, providing on its website a brief summary of the resume of each candidate and the result of the evaluation.

f. In case of re-election of Board members, information will be provided about the attendance of these members at both Board sessions and the supporting Committees.

g. Similarly, the Parent Company will attend to and provide, to the extent of its capabilities, the certifications required by the AFPs, confirming whether a particular candidate is independent of the respective AFP.

h. Regarding Bylaws amendments, the Parent Company will publish on its website the most relevant aspects intended to be modified and the reasons for presenting such a proposal.

2.5. Operating Regulations of the General Shareholders' Meeting for Colombian Companies

The highest governing body of the Company is the general shareholders' meeting, and its conduct will follow the guidelines indicated below. In the case of the Parent Company, the meeting will also be governed by the provisions contained in Chapter VIII of the Bylaws.

a. Notice of of Shareholders’ or Partners’ Meetings: Without prejudice to the mechanisms established in the Bylaws to convene meetings of shareholders or partners, Companies that are going to hold the meeting and have a significant number of shareholders located in different parts of the territory will use electronic mechanisms to disseminate and announce the notice and the agenda of such meetings. In the case of the Parent Company and the Issuing Companies in the securities market in Colombia, the notice will also be published through the Company's website.

b. Right of Inspection: At least fifteen (15) business days prior to the scheduled date of the annual general shareholders’ meeting of Companies domiciled in Colombia, the financial statements, the management report, and other relevant documents and information necessary for decision-making shall be made available to shareholders at the principal place of business. In the case of Companies for which a different term applies by law or under their Bylaws, and for Companies domiciled outside Colombia, the right of inspection or information shall be granted to shareholders in accordance with the applicable legal or bylaw-prescribed term.

In the case of the Parent Company, and in order to safeguard and protect the Company’s information, a procedure shall be in place to ensure clarity, transparency, and effectiveness in the exercise of the right of inspection. This procedure shall be available on the Company’s website and shall be mandatory for any party intending to inspect the Company’s books and documents.

The Companies shall promote access to information for all shareholders. The Parent Company and the Companies listed on the Colombian securities market shall make available on their website all information relevant for decision-making at the shareholders’ meeting, including the financial statements, the proposed profit distribution, and the management report. Any proposals shall be published through the same channel as soon as they are submitted to management.

c. Chair and installation of the meeting: The general shareholders’ meeting of the Parent Company shall be chaired by the Company’s President; in the absence of the President, by the members of the Board of Directors in their order of precedence; and if none of the above are present, by the person elected by the shareholders’ meeting from among those in attendance, by majority vote of the shares represented therein. The Secretary of the meeting shall be the Secretary of the Company or, in their absence, the person appointed by the Chair. The meeting shall be opened by the Chair, followed by verification of quorum, reading and approval of the agenda, and the appointment of the committee for scrutiny, approval, and signing of the minutes.

d. Agenda: The agenda proposed for consideration by the shareholders at the beginning of ordinary or extraordinary shareholders’ meetings shall itemize the matters to be discussed, ensuring that each item is clearly distinguishable from the others and follows a logical sequence, except for those items that must be addressed jointly due to their interrelation.

The Companies shall refrain from including items such as “proposals and miscellaneous,” “miscellaneous,” or “other matters” in the meeting agendas, and have defined, in accordance with the provisions of this section, relevant procedures so that shareholders interested in presenting proposals can do so in advance.

In addition to those aspects for which this requirement operates by legal provision, in Companies in Colombia, the following matters or decisions can only be analyzed and developed by the shareholders meeting if they were expressly included in the notice to the respective meeting: change of corporate purpose; waiver of preemptive rights; change of corporate domicile; early dissolution; and segregation (improper spin-off). In the case of the Parent Company, in addition to the aforementioned matters, the election of Board members can only be analyzed and developed by the meeting if it is expressly included in the notice, in accordance with the provisions of the Bylaws.

e. Information: Shareholders may ask questions or request additional information or clarifications regarding the different agenda items through the Investor Relations Office or the Secretary General’s Office during the period for exercising the right of inspection. The Company will make the provided responses available to shareholders. In any case, Companies will not provide information protected by the commercial and industrial confidentiality of the company, information that is not part of the right of inspection, or information classified as "Confidential Information" in accordance with applicable regulations and the policies established by Grupo Cibest.

f. Types of meetings: The general shareholders' meeting of Companies in Colombia will hold its ordinary meeting each year no later than March 31, to examine the Company's situation, appoint directors and other officials according to the established terms for each position, consider reports, accounts, and balances of the last fiscal year, decide on the distribution of profits, and agree on all measures deemed appropriate to ensure the fulfillment of the corporate purpose.

In the case of the Parent Company, the President and the Secretary will lead the presentation of the agenda items, without prejudice to the participation of other executives, as determined by the President. As indicated in section 3.3 of this Code, the President of the Audit Committee of the Parent Company, or in their absence, one of its members, will present information on the activities carried out by that body.

There will be an extraordinary meeting when required for the Company’s emergencies or unforeseen needs, through notice made by the Board of Directors, the President or the External Auditor, or when applicable regulation do not provide otherwise with respect to the legitimacy to convene an assembly, by request made by a number of shareholders representing not less than ten percent (10%) of subscribed shares. The meeting shall not discuss topics different from the ones contemplated in the meeting agenda described in the notice, except for decision made by the number of shareholders demanded by law and upon completion of the agenda.

If the meeting is requested by a plurality of shareholders, those shareholders must submit a written communication addressed to the Board of Directors, the President of the Company, or the External Auditor, as applicable, with a copy to the Company’s Secretary, stating: (a) the names of the shareholders requesting the meeting; (b) the number and class of shares owned by each of the requesting shareholders; (c) the proposed agenda to be included in the meeting notice; and (d) the rationale for the proposals to be submitted to the shareholders’ meeting. In the case of the Parent Company and companies listed on the Colombian securities market, such rationale shall be made available to shareholders on the company’s website during the notice period for the meeting. The shareholders who submitted the request for the meeting may withdraw it at any time prior to the publication of the meeting notice. Once the request has been submitted and the notice of the extraordinary meeting has been published, the requesting shareholders may no longer modify the proposed agenda.

g. Suspension of the shareholders’ meeting: When extraordinary circumstances arise that hinder the normal conduct of the meeting, the shareholders may request a suspension for the time necessary to restore the conditions required to continue the meeting or may request that the meeting be postponed as many times as decided by a plurality of attendees representing at least fifty-one percent (51%) of the shares represented at the meeting.

In all cases, deliberations cannot take longer than three days, except for those cases where all subscribed shares are represented.

h. Shareholder interventions during the shareholders’ meeting: During the course of the agenda, shareholders may speak on matters related to the specific item under discussion. Each shareholder who wishes to intervene shall identify themselves by stating their name and identification number. If acting through a proxy, the name of the shareholder being represented must also be provided. Each intervention may not exceed five (5) minutes.
i. Quorum for deliberation and decision-making: The quorum for deliberation at shareholders’ meetings shall consist of a number of shareholders with voting rights representing more than half of the subscribed and paid-in shares, unless special quorum requirements are established by applicable regulations for specific meetings.
As a general rule, resolutions at the shareholders’ meeting shall be adopted by a simple majority of the votes corresponding to the voting shares represented at the meeting, bearing in mind that each share entitles its holder to one vote, subject to the exceptions established by law and the Bylaws.

Decisions adopted by the Shareholders’ Meeting shall be binding upon all shareholders, without prejudice of legal provisions in force with respect to absent or dissident shareholders.

j. Minutes: A record of the proceedings of the meeting shall be entered in a minute book. The minutes shall be signed by the Chair of the meeting and the Secretary, and shall be approved by a committee of two persons elected by the shareholders during the same meeting.

k. Discrepancies of opinion among shareholders: Discrepancies in shareholders’ criteria in relation to the general operation of the Company, its operations, projects, and businesses, shall be discussed and resolved according to legal provisions and the Bylaws.

l. Attendance of Directors at the shareholders' meeting: The Directors of the Parent Company and of the issuers listed on the Colombian securities market, particularly those serving as chairs of

Board support committees, shall attend the ordinary shareholders’ meetings. The Board table at the meeting shall include, together with the Chair and the Secretary of the meeting, the members of the Board of Directors who are present. This requirement shall not apply in the case of extraordinary or non-presential meetings, where the participation of the Chair and the Secretary shall suffice.

m. Elections and voting: In connection with the elections and voting processes to be carried out by the Parent Company’s shareholders’ meeting, the rules set forth in the Company’s Bylaws and those contained in the Good Governance Code shall apply.

SECTION 3: PRINCIPLES AND MEASURES RELATED TO MANAGERS AND MAIN EXECUTIVES AND OPERATING REGULATIONS OF THE BOARD OF DIRECTORS

The managers and senior executives of the Companies shall act in good faith, with loyalty, and with the diligence of a prudent and diligent businessperson. Their actions shall be aimed at serving the interests of the Company, taking into account the interests of its shareholders and complying with the duties established in the Bylaws, the Good Governance Code, and the law.

In the performance of their duties, and in the fulfillment of their functions, managers and Senior Executives shall:

a. Make the best efforts to ensure the proper development of the Company’s corporate purpose.

b. Ensure strict compliance with legal provisions and the Bylaws.

c. Ensure that the functions entrusted to the Company’s various oversight bodies—particularly the Statutory Auditor or External Auditor and Internal Audit—are properly carried out.

d. Safeguard and protect the Company’s banking, securities, commercial, and industrial confidentiality, as well as that of its dealings with consumers and suppliers, and the information defined as “Confidential Information” under applicable regulations, the Good Governance Code, and Grupo Cibest’s policies.

e. Refrain from the improper use of privileged information.

f. Treat all shareholders equitably and respect the exercise of the right of inspection.

g. Refrain from participating directly or through an intermediary, for personal interest or the interest of third parties, in activities that compete with the Company or in transactions where a conflict of interest exists.

h. Oversee compliance with and ensure the implementation of the Group’s good governance and ethics provisions and adopt the necessary mechanisms to strengthen them.

i. Ensure that the principles of sound, free, and fair competition are a fundamental element in all operations and business relationships of the Companies.

j. Ensure that, within each Company, a culture of diversity and inclusion is promoted—one that recognizes individual differences, fosters respect, and builds upon different personal styles, cultures,

experiences, beliefs, abilities, and preferences. Likewise, ensure that the Companies provide workplaces that are dignified, respectful, safe, and healthy.

In this Good Governance Code, the following terms have the meanings assigned to them below:

a. “Affiliate” means, with respect to a person, any person who controls, is controlled by, or is under common control with, such person. For the purposes of this definition, "control" means the ability to direct or govern, directly or indirectly, individually or in conjunction with another or others, the will of another person, and any derivative term of the noun "control" shall have the corresponding related meaning. Control is presumed in the situations provided for in Article 261 of the Commercial Code. With respect to any natural person, the term "Affiliate" refers to (a) any person controlled, directly or indirectly, individually or in conjunction with others, by such natural person, (b) their relatives up to the third degree of consanguinity, second degree of affinity, and first degree civil, (c) the spouse, permanent partner, or person who resides in the same household as the natural person in question or with the persons referred to in subsection (b), and (d) any person controlled, directly or indirectly, individually or in conjunction with others, by any of the persons referred to in subsections (a), (b), and (c) above. For the purposes of this definition, it is presumed that if a natural person and any of the persons referred to in subsections (a) to (d) above participate in the capital, have voting rights, or otherwise participate in the same entity, there is an event of joint control.

b. "Executive Officers" means, with respect to a company or other legal entity, its managers and members of the senior management team.

c. "Person" means any natural or legal person, including any corporation, limited liability company, interest shares (or equivalent structures according to the applicable legislation for the formation or operation of the respective Person), or any other form of participation in the equity capital, as well as any entity assimilated to a person, or that can be the recipient of rights or obligations, in all the aforementioned cases according to the applicable law for its formation or operation, including, without limitation, any corporation, cooperative, union, trust, autonomous patrimony, trust, investment fund, and any other analogous or equivalent entity.

d. "Competition Situation" means the situation that arises when a person is a Relevant Partner or an Executive Officers of one or more companies engaged in the same economic activities or participating in the same value chains of any of the companies that are part of Grupo Cibest.

e. "Relevant Partner" means, with respect to any legal or similar person (including any entity that may be the recipient of rights or obligations, such as, without limitation, companies, cooperatives, unions, autonomous estates, trusts, investment funds and analogous or equivalent figures), the partner, associate, member, real beneficiary (as said term is defined in Decree 2555 of 2010) or equivalent figure of said legal or similar person that has, directly or indirectly, more than 10% of the voting interest in such Person.

3.1. Board of Directors Operating Regulations

The activity of the Boards of Directors, in their role as the highest governing and administrative body of the Companies, will primarily be aimed at defining their general policies and strategic objectives, as well as monitoring all actions taken to achieve them, with a permanent focus on the rights of the shareholders and the sustainability and growth of the Company. The specific functions of the Board of Directors are established in the bylaws of each Company, in the law, and in this Code.

The Board of Directors shall also promote the best treatment and assistance to shareholders, customers, consumers, employees, suppliers, and all its stakeholders in general. Powers of the Board of Directors shall be enough for ordering the execution of any action or contract as contemplated in the Company’s trade purpose and for making necessary decisions so the Company can comply with its purposes as contemplated by law and Bylaws.

a. Election, Composition, and Remuneration of the Board of Directors: The Boards of Directors of the Companies shall be elected by the respective General Shareholders’ Meeting and shall be composed of the number of members established in the Bylaws.

In the case of the Parent Company, the members of the Board of Directors ("Directors") will have terms of two (2) years.

In the case of Bancolombia and financial companies domiciled in Colombia, Directors will remain in their positions until their successors are elected and take office before the Financial Superintendence, unless they have been removed, disqualified, or resigned from their position beforehand, situations that will be reported to the Financial Superintendence or the commercial registry as applicable.

Directors may be re-elected and freely removed by the General Shareholders’ Meeting even before the end of their term.

For the election of Directors of the Parent Company:

•Shareholders will be informed, prior to the meeting, of the profiles and resumes of the candidates, and the results of the prior evaluation by the Good Governance Committee.
•All shareholders will be guaranteed the possibility of presenting slates with candidates to join the Board of Directors, as long as they meet the requirements demanded by applicable regulations, the Bylaws, and this Good Governance Code. The evaluation of suitability, compliance with the selection criteria defined in this Code, and the analysis of disqualifications and incompatibilities regarding the candidates to be part of the Boards of Directors must be carried out prior to the shareholders' meeting. This process will be led by the Good Governance Committee.
•In order to guarantee the right of all shareholders to examine the proposals of candidates to join the Board of Directors in advance of the meeting, which are received by the administration and comply with the prior evaluation of the Good Governance Committee, shareholders interested in presenting slates for the election of Board members, in compliance with corporate governance principles, must submit: (i) the candidates to join the Board of Directors within five (5) business days following the notice to the general shareholders' meeting. The proposal must include a communication signed by the candidates indicating that they are not subject to disqualifications or incompatibilities. Additionally, the proposal must include a communication signed by the independent candidates indicating that they meet the independence criteria; and (ii) the slates integrated with candidates previously submitted according to the previous numeral, at least five (5) business days prior to the date of the meeting. The Good Governance Committee will evaluate: (i) compliance with the independence criteria, regarding independent candidates, and (ii) disqualifications and incompatibilities, regarding all candidates, publishing the results of its evaluation at least six (6) business days before the date of the meeting.
•Proposals or slates for the composition of the Board of Directors that do not meet the requirements or follow the established procedure will not be submitted to a vote.
•The electoral quotient system will be applied.
For the election of Directors of the other Companies of Grupo Cibest, the President of the Parent Company, with the support of the Corporate Vice Presidents, will define and nominate the candidates for the Boards of Directors, for which prior approval of the Parent Company's Board of Directors will not be required.
All Companies, for the election of their Directors, will apply the provisions contained in the Bylaws and in the manuals or policies of the Anti-Money Laundering and Terrorism Financing Risk Management System, as applicable.
In order to set the Directors’ remuneration, the Shareholders’ Meeting shall bear in mind number and quality of its members, their responsibilities, and time required in such a way that such remuneration can be consistent with the contribution expected by the Company from its Directors. Shareholders may approve at the meeting a different remuneration for the Chairman of the Board of Directors compared to the other members of the Board, considering the skills and responsibilities involved, as well as the greater time dedication that such a position entails.

b. Selection Criteria for Directors: Shareholders of the Parent Company may examine, prior to the general shareholders’ meeting, the proposals of candidates to join the Board of Directors that are received by the management and have complied with the procedures for submitting proposals and prior evaluation by the Good Governance Committee established in this Code.

The general shareholders’ meeting of the Parent Company will take into account, for the election of Directors, the selection criteria, suitability, and incompatibilities and disqualifications established by law, the Bylaws, the Regulation for the Election of Board Members approved by the general shareholders’ meeting, and this Good Governance Code, which will be made known to shareholders so that they have the appropriate judgment elements for the appointment of Directors.

Among the main selection criteria, the general shareholders’ meeting should consider the following:

- General principles. The selection criteria will be applicable to all candidates to join the Board of Directors of the Companies, as appropriate. Whenever possible, each Director should contribute some professional specialty in line with the Company's business.

•Academic and professional background. In the evaluation process of the candidates, it will be verified that each candidate possesses personal and professional qualities, academic preparation, and/or work experience that accredits them as a suitable and competent person to direct and guide the company.

As the parent company, the Parent Company will seek Board members who can make valuable contributions to the guidance of relevant and strategic decisions of the Cibest Business Group, as well as to the businesses and products of the Parent Company and its subsidiaries, and who also understand the responsibilities that the Group’s financial entities have toward their users, clients, shareholders, and other stakeholders.

•Basic Competencies. All Directors must have basic skills that allow them to adequately perform their functions. These include analytical and managerial skills, a strategic vision of the business, objectivity,and the ability to present their point of view, and the ability to evaluate senior management teams, as well as the analysis of the main components of the different control and risk systems, and financial results and indicators. Additionally, they must have the ability to understand and question financial information and business proposals and to work in an international environment.

•Specific Competencies. In addition to basic competencies, each member of the Board of Directors must have other specific competencies that allow them to contribute in one or more dimensions, due to their special experience, industry knowledge, financial or risk aspects, legal matters, or commercial or economic topics.

The Company will provide the best means to ensure that each Director's knowledge regarding its business and the general environment is the most appropriate. When a Director is appointed for the first time, sufficient information will be made available to them so that they can have specific knowledge about the Company and the sector in which it operates, as well as information related to the responsibilities, obligations, and powers derived from the position. The Company's General Secretariat will coordinate the induction and training process for Directors, in accordance with the Induction and Training Policy.

•Availability. The candidate to be a Director of any of the Companies must have the time availability to assume the responsibilities in service of the Company.

Availability includes, in the case of the Parent Company and the Issuing Companies in the securities market in Colombia, attendance that should not be, except in cases of justified force majeure, less than 80% of the total annual meetings of the Board of Directors and Committees. Additionally, the Director must have time for evaluating the material and information prior to the meetings, monitoring information about the financial sector, training and updating programs, meetings with supervisors, and generally for making studies or recommendations to the company.

•Not Subject to Disqualifications or Incompatibilities. In compliance with applicable regulations in Colombia and the best international standards for financial entities and securities issuers, without prejudice to the disqualifications and incompatibilities established in current regulations and the Company's Bylaws, a person who falls under any of the following circumstances cannot be a member of the Board of Directors:

1.Belongs, as a member, to the board of directors of other four (4) Colombian public limited companies (sociedades anónimas), in addition to the respective Company.
2.In the case of the Parent Company: (a) belong to or have belonged within the previous two (2) years to boards of directors of other credit institutions different from those of the Grupo Cibest, in jurisdictions where the Grupo Cibest has a presence, (b) be or have been president, legal representative, administrator, or employee of other financial groups, or entities whose purpose or that of their affiliates is the provision of financial services provided by the companies that are part of the Grupo Cibest during the two (2) years prior to their appointment as Director. In (a) and (b) except for companies of the Grupo Cibest or the Financial Conglomerate to which the Grupo Cibest belongs.
Transitional Paragraph: The causes (a) and (b) provided in this numeral II will not apply to Directors who are elected in the year 2025.

1.Have provided services or received any remuneration, directly or indirectly, for an annual amount exceeding the equivalent of USD $250,000, from financial groups or conglomerates different from the one to which the Grupo Cibest belongs, during the two (2) years prior to their appointment.
2.That the candidate for Board Member, directly or together with their Affiliates, has direct or indirect shareholding or is the real beneficiary of a shareholding equal to or greater than 0.5% of the voting capital of financial entities different from Bancolombia or securities market intermediaries in Colombia or in the countries where Grupo Cibest operates.
3.Be a counterparty, directly or through their Affiliates or entities in which the candidate or their Affiliates hold an executive position, in judicial, administrative, or arbitration processes, or in judicial or extrajudicial conciliation proceedings, in which the counterparty is any of the companies of the Grupo Cibest or any of the entities of the Conglomerate to which Grupo Cibest belongs.
4.Being an Affiliate, of a member of the Board of Directors of the Parent Company or of credit institutions or their equivalent of Grupo Cibest, who performs functions as a director on the date when the election of the respective candidate or another candidate for member of the Board of Directors of the Parent Company is submitted for consideration by the general shareholders' meeting in the same election.
5.Being in a Competition Situation directly or through their Affiliates, with the financial entities of Grupo Cibest.
6.Being involved in a situation of material and permanent conflict of interest, as determined by the Board of Directors.
7.Having been convicted or found responsible, in Colombia or another jurisdiction, in judicial or administrative processes, within the ten (10) years prior to the date of the general shareholders' meeting in which the Board of Directors would be elected for: (a) the violation of the regulations governing the securities market, (b) the violation of the regulations governing the activities of financial institutions, as well as having been disqualified, totally or partially, by public or private entities, from engaging in commercial activities in any jurisdiction.
8.Having been an Executive Officer of Persons who incurred, within the ten (10) years prior to the date of the general shareholders' meeting in which the Board of Directors would be elected, in the disqualifications contemplated in the previous numeral, provided that the candidate was an Executive Officer of the respective Person at the time the events constituting the infraction occurred.
9.Having been convicted in a criminal proceeding within the ten (10) years prior to the date of the general shareholders' meeting in which the Board of Directors would be elected.
10.The Boards of Directors shall not be composed of a number of members employed by the respective Company who can, by themselves, form the necessary majority to adopt any decision.
In any case, it is the duty of the Directors to inform the Company of any possible disqualification or incompatibility they may have to exercise their position as Director.
The above causes of disqualifications and incompatibilities will apply to the Directors of the Parent Company. The other Companies will take these disqualifications and incompatibilities as a reference point, being able to exempt the adoption of those that are not applicable given their size, jurisdiction, or restrictions inherent to their business. Likewise, they may include those that correspond according to the applicable regulation. The causes approved by the Companies will be submitted for consideration by the General Secretariat of the Parent Company.
•Aptitude before the Financial Superintendency. For financial Companies domiciled in Colombia, candidates for Directors must be fit to take office before the Financial Superintendence of Colombia, which conducts a thorough analysis of their resumes, academic and professional trajectory, disciplinary and credit history, among other aspects.

•Independence. Independent Directors must verify the requirements demanded by the regulation of each country, those established in the Bylaws of the respective Company, and in the case of the Parent Company, the additional criteria established in this Code. Independent Directors are required to certify compliance with these requirements to the Company through a certification signed for this purpose.

For the Board of Directors of the Parent Company, at least two (2) of the seven (7) members of the board must be independent directors.

Independent candidates must certify to the Parent Company and to the pension funds that they meet the independence criteria to validate such status. This certification will also include the candidate's certification of independence from the senior management of the Parent Company.

Similarly, the Board of Directors of the Parent Company, through the Good Governance Committee, will carry out a procedure to certify that as a body it has evaluated the compliance with the required independence criteria and that the candidate is independent from the Board of Directors as a body.

In addition to the independence criteria established in Law 964 of 2005 for securities issuers in Colombia, the election of an independent member of the Board of Directors of the Parent Company will adhere to standards established by the New York Stock Exchange for issuers based in the United States, the independence criteria established in the Bylaws of the Parent Company, and the provisions below:

Persons will not be considered independent if (a) they themselves; or (b) their Affiliates are:

1.Employees or Executive Officers of the companies of Grupo Cibest, including those persons who have had the status of employee or Executive Officer during the two (2) years immediately preceding the appointment, unless it is the re-election of an independent person.
2.Any of the following persons: (a) any of the Relevant Partners of the Parent Company; (b) any Person who determines the majority composition of the management or direction bodies of the Parent Company.
3.Shareholders, or employees or advisors of shareholders, who directly or by agreement direct, guide, or control more than 10% of the voting rights of the entity or who determine the majority composition of the management, direction, or control bodies of the same.
4.Partner or employee of associations or companies that receive payments from Grupo Cibest for services or other concepts, for (a) an amount exceeding the equivalent of USD $250,000 or corresponding to 2% or more of the total income of the association or company receiving the payment in the last 3 years (whichever is higher), or (b) an amount representing twenty percent (20%) or more of the operational income of the last year for the respective association or company.
5.Partner or employee of legal entities or similar entities (such as trusts) that have made payments to the Parent Company or its affiliates, subsidiaries, or controlling entities, for an amount exceeding the equivalent of USD $1 Million or corresponding to 2% of the total income of the respective company or association (whichever is higher) in the last 3 years, except for payments for interest or financial services provided by the Parent Company or its affiliates or subsidiaries, in the ordinary course of their business.
6.Employees or executives of legal entities or similar entities (such as trusts) that receive significant donations from Bancolombia or the Parent Company or from Persons with direct or indirect shareholding equal to or greater than 0.5% of the capital with voting rights of the Parent Company. Significant donations are considered those that represent more than twenty percent (20%) of the total donations received by the respective institution.
7.Administrators of an entity in whose board of directors a legal representative of the Parent Company participates.
8.Persons who receive from Grupo Cibest any remuneration other than fees as a member of the board of directors, the audit committee, or any other committee created by the board of directors, or who have received remuneration in an amount exceeding the equivalent of USD $120,000 during 12 months, in the last 3 years, other than payments for membership on the Board of Directors or Board Committees.
9.Persons who are partners or employees of the external auditors or were in the last three (3) years.
10.Executive Officers of another Person in which any of the current Executive Officers of the Parent Company is a member of the compensation committee.

The above independence criteria will apply to the independent Directors of the Parent Company. The other Companies will take these criteria as a reference point, being able to exempt the adoption of those that are not applicable given their size, jurisdiction, or restrictions inherent to their business. Likewise, they may include those that correspond according to the applicable regulation. The criteria approved by the Companies will be submitted for consideration by the General Secretariat of the Parent Company.

•Diversity. Grupo Cibest promotes diversity in the composition of its Boards of Directors, including gender, nationality, and ethnicity diversity, among others. Thus, shareholder proposals for candidates to integrate the Boards of Directors will consider the value that diversity brings to the superior performance expected from the governing body.

The Good Governance Committee of the Parent Company, considering its differentiated strategic vision and business approach, will consider the participation of women as a particularly relevant attribute in the evaluation of candidate profiles.

The Board of Directors of the Parent Company, through the Good Governance Committee, will carry out a prior internal procedure to evaluate incompatibilities and disqualifications and the suitability of the candidate to the profiles as appropriate, disclosing the results of that procedure.

Whenever the Board of Directors of the Parent Company identifies other profiles or characteristics necessary for the composition of the management body, in addition to those established in this Code, it will inform through the Company's website.

c. Principles of Conduct for Directors. In order to maintain the highest objectivity, independence, and knowledge in decision-making, Directors must individually and as a collective body, adhere to the following principles:

- Directors, once elected, will represent all shareholders and therefore will not act in the interest of particular shareholders or groups of shareholders.

- They will perform their duties in good faith, independently, with due diligence, loyalty, and care, always ensuring that their decisions are in the best interest of the Company.

- Directors of the Companies of Grupo Cibest Business Group will also consider the aligned interests of Grupo Cibest in general and its various stakeholder groups as an element in their decision-making process.

- They shall promote and enforce applicable laws, the Bylaws, the Good Governance Code, the Code of Ethics and Conduct, anti-corruption norms, and other rules and regulations adopted by the Company.

- They shall exercise their position objectively.

- They shall define the Company's plans, strategies, and objectives.

- They shall be knowledgeable about the financial and operational condition and the important segments of the Company's business.

- They will actively participate in Board meetings and the Committees to which they belong, knowing and reviewing in advance the study and analysis material for the meetings, which the Company's management will provide completely and timely.
- They will avoid conflicts of interest with the Company, informing the other members of the Board of Directors about their existence. Likewise, they will inform the Board of Directors when they are aware of a possible conflict of interest of another Director. The Director in a conflict situation must abstain from voting on the matter subject to the conflict, unless the Board of Directors, with the unanimous vote of the other attending members, has considered that the respective Director is not in a conflict situation. Section eight (8) of this Good Governance Code develops the principles and measures related to conflicts of interest.

- They shall refrain from participating, either personally or through an intermediary, in activities that involve competition with the Company for personal or third-party interest.

- They shall refrain from using privileged or confidential information of Grupo Cibest and its various stakeholder groups, to which they have access due to their position. Every person appointed as a member of the Board of Directors adheres to the Information Management Regulations contemplated in this Good Governance Code. Members of the Board of Directors of the Parent Company are obliged to sign the Agreement for Access and Use of Information. Members of the Boards of Directors of the other Companies must sign an agreement for access and use of information, with the particularities that apply to them, taking as a reference the Agreement for Access and Use of Information of the Parent Company.

For the purposes of protecting the information of Grupo Cibest, Directors individually considered may not access information of the respective company that is not requested by the Board of Directors in accordance with the provisions of section 3.7 of this Good Governance Code.

Directors will be obliged to sign additional confidentiality agreements to protect the information. The failure to sign confidentiality agreements does not relieve the administrator from the strict compliance with the confidentiality and information protection duties and obligations established by law and the Bylaws.

d. Main Responsibilities of the Board of Directors. In addition to what is established by law and the Bylaws, the main duties and powers of the Board of Directors are:

- In terms of Good Governance. The Board of Directors will be responsible for ensuring its own performance, for the fulfillment of the functions and competencies it is in charge of, strictly monitoring the principles, policies, and measures of good governance contained in this Good Governance Code, ensuring their adoption, compliance, and implementation, and seeking the progressive development of better standards in the matter that are compatible with the culture and philosophy of the Group, in accordance with the development of the topic at the national and international level. The Board of Directors will be responsible for approving the applicable policies for related party transactions. Section nine (9) of this Good Governance Code includes the policies that have been established for this purpose.

- Ethics and Transparency. The Board of Directors of each Company will promote ethical, integral, and transparent behavior in accordance with the principles and guidelines established in the Group's Code of Ethics and Conduct.

The Board of Directors of the Parent Company will establish the existence and composition of a Corporate Ethics Committee and regulate its operation. This Committee will be responsible for overseeing compliance with the provisions contained in the Code of Ethics and Conduct, as well as determining the necessary actions for the awareness, dissemination, and strengthening of the highest standards of ethical conduct within the Group and communicating corporate positions regarding conflicts within its competence.

Notwithstanding the above, each of the Boards of Directors of the Companies must strictly monitor the principles, policies, and guidelines established in the Code of Ethics and Conduct and will determine the cases in which it considers necessary the creation of ethics committees within its Company, in which case these committees will act in a coordinated and complementary manner with the Corporate Ethics Committee.
- Senior Management. "Senior Management" of the Parent Company refers to the President and the Vice Presidents who report directly to the President. The Board of Directors is responsible for the selection, evaluation, remuneration, and replacement of Senior Management, for the assignment of their main responsibilities, and for the supervision of the succession plan, for which it may rely on the Nomination, Compensation, and Development Committee. Each Company will define whether the concept of Senior Management applies to it and who are part of it.
- Business. Regarding business operations, the Board of Directors has the authority to approve and review major projects, risk policy and management, strategic planning and the evolution of its execution, and the financial and innovation plan, among others.
- Control. The Board of Directors will promote the integrity of accounting systems, information, corporate governance, internal control, risk management, and financial consumer attention, as applicable, among others. Additionally, it will ensure the proper functioning of each control system, risk monitoring, and legal compliance. Similarly, it will monitor and pronounce on the entity's risk profile and approve the methodologies for segmentation, identification, measurement, and control of money laundering and terrorism financing.
If material weaknesses or exceptions are presented by the Statutory Auditor in their annual opinion of the financial statements, these will be brought to the attention of the Audit Committee. If the management has a different opinion regarding them, the Board of Directors will issue a report to the assembly including the relevant considerations and explanations and the reasons for the differences in criteria with the Statutory Auditor's opinion.
e. External Advisors. The Board of Directors may hire, directly or instruct the management to hire, external advisors for the service of the Board of Directors, independent of those hired by the management, when it considers it necessary for the better performance of its functions.
The Director who requests the intervention of an external advisor must declare if there is a conflict of interest between him/her and the requested advisor, a family relationship, or a commercial or personal relationship with the Director, his Affiliates, or Persons in which the Director is an Executive Officer, in which case the decision to hire the advisor will be made by the other Directors.
In any case, the hired advisor must maintain confidentiality regarding the matters of the advisory and must refrain from any conduct that involves a conflict of interest or the use of privileged information.
According to the provisions in the Bylaws of the Parent Company, if a takeover bid is submitted to acquire shares of the Company, the Board of Directors, in compliance with the duties of diligence and loyalty to the entity and its shareholders, and considering its status as the parent of Bancolombia, a financial entity with systemic importance, may hire impartial third parties to analyze and evaluate the proposal comprehensively in all its components, not limited to economic aspects and including its sources of financing and the qualities of the proposer, among them, their connection with the local and international financial sector. The conclusions of the analysis contracted for the consideration of the shareholders will be published to the market to be taken into account by the shareholders in making their decision. This is without prejudice to the confidential analyses and evaluations that the Board of Directors may request for its consideration.
f. Budget. The Board of Directors may annually allocate an expense budget required to carry out its management. This budget will especially consider aspects related to fees necessary to hire external advisors different from those hired by the management when needs require, national and international travel, representation expenses, attendance at seminars and events, fees for the support committees of the Board, and other expenses required to ensure proper management.
g. Board Meetings. Board meetings will be held with the frequency established in the Bylaws or by law. In the case of the Parent Company and financial Companies domiciled in Colombia, Board meetings will be held at least once a month; however, when special circumstances warrant, extraordinary meetings may be held when convened in accordance with the provisions set forth in the Bylaws.
The Board of Directors of the Parent Company will meet at least once a year in a special session to analyze, evaluate, and decide on the entity's planning and strategy.
The minutes of the Board meetings will identify the studies, foundations, and other sources of information that served as the basis for decision-making, as well as the reasons for and against that were considered in making the decisions, in cases where a decision is not reached unanimously by the attending members. It will also record cases where a Director warns of a conflict of interest.
The minutes of the meetings will be the mechanism through which the deliberations and decisions adopted by the Board are recorded, and when applicable, the decisions will be communicated through relevant information mechanisms.

The Board of Directors of each Company will approve the annual calendar of its regular sessions, without prejudice to those meetings that must be held extraordinarily. Based on the annual agenda, the Secretary will send out the meetings notice electronically.
h. Meetings without the Presence of Management. The Board of Directors may hold necessary meetings without the presence of Company management officials. These meetings will be held when determined by the Board of Directors itself, and their decisions will be fully valid as long as they comply with the requirements stipulated by law and the Bylaws.
i. Intranet or any other means of information and communication for analysis, discussions, documents, etc. Members of the Board of Directors of the Companies will have access in advance to the information that is relevant for decision-making, according to the agenda included in the notice.
The Companies will provide the Directors with the necessary, useful, and pertinent information required to participate and make reasoned decisions at each Board meeting, with a term of no less than two (2) days prior to the meeting through any physical or electronic means that ensures the receipt of the information.
j. Chair and Vice Chair of the Board of Directors. The Board of Directors will have a Chair and may have a Vice Chair, positions that may be rotated among the members of the Board in the manner it determines and will be responsible for ensuring the efficiency and better performance of the Board.
The Chair of the Board, in coordination with the President of the Company or the Secretary, will participate in the preparation of the annual meeting agenda and provide the necessary guidelines for its proper execution, ensure the sufficiency and timeliness of information delivery to the Board of Directors, guide discussions to ensure the participation of Directors and the relevance and conduciveness of debates. Additionally, the Chair will lead the interaction among Directors and between the Board and shareholders.
k. Secretary of the Board of Directors. The Board of Directors will have a secretary appointed by the Board itself, whose main competencies and responsibilities will be defined in the Bylaws. Generally, the Secretary will be responsible for:
1.Issuing the notice for Board meetings in accordance with the annual schedule established for such purpose and coordinating the meetings of the Board of Directors.
2.Ensuring the delivery of the information required in advance of each Board meeting, as well as any other information that is necessary and relevant to keep the Directors properly informed or to support decision-making.
3.Keeping the minutes books of the Board of Directors, along with their respective annexes, in accordance with the law, and certifying copies thereof with their signature, attesting to the resolutions adopted by the Board when required.
4.Ensuring compliance with the policies and guidelines set forth in the Bylaws and in this Code regarding the operation of the Board of Directors.
5.Any other responsibilities established in the applicable regulations of each Company or within the Group.
l. Meeting agenda. The periodic agendas of the Board of Directors will be prepared by the Secretary, taking as a reference an annual thematic agenda led by the Chair of the Board, which includes the recommendations of the Directors and the Good Governance Committee (if such a Committee exists), as well as the recommendations of the President and the management. The agenda responds to the functions and responsibilities of the Board of Directors with a strategic, business, and risk focus and will flexibly address the dynamics of the environment, the evolution of the business, and the needs of the Companies.

m. Induction and Training Policy. With the aim of facilitating the understanding, by the persons appointed as members of the Board of Directors of the Companies, of their responsibilities and the functioning of the organization, the General Secretariat will coordinate their induction plan, based on the experience, trajectory, and profile of each Director, the Support Committees in which they will participate, and their prior knowledge of the entity.
The plan will include, among other things, an induction into the mission, vision, and values of the organization; a presentation of the corporate governance structure of Grupo Cibest; a presentation on the main challenges and opportunities facing the organization; meetings with the main executives of the entity; and training on the legal and fiduciary responsibilities as a member of the Board of Directors, and on the powers derived from their appointment.
In the case of the Parent Company, the Good Governance Committee will oversee the compliance with the induction plan for new members of the Company's Board of Directors.
Additionally, the Companies will provide Board members with regular opportunities to update their knowledge and skills through training and education in academic, commercial, and strategic topics related to the competencies of the Board and its Support Committees, and in the subjects that the Board of Directors and Senior Management define as relevant and pertinent for each year.
The Good Governance Committee will promote the training of Directors and their attendance at seminars and events that allow them to stay in contact with national and international organizations, entities, and companies.

3.2. Appointment of President and main executives
The Board of Directors is responsible for the appointment and free removal of the President of the Company, their substitute, and the other vice presidents, who are in charge of the ordinary course of business.
The maximum age for working in Senior Management positions (President and Vice Presidents who report directly to the President) and general managers, as applicable, of the Parent Company is set at sixty-five (65) years.
The Board of Directors of the Parent Company, for the purpose of setting the remuneration of the President and other members of Senior Management, must consider their qualities, experience, responsibilities, functions, value-added generation to the company, and the financial situation of the company. Regarding variable remuneration elements, the Board of Directors will adhere to the general policies issued by the assembly for this purpose.
For the appointment of these employees, it will be taken into account that the candidates share the corporate philosophy and culture of the Group, as well as its principles and values, and possess managerial skills, technical knowledge, human qualities, and moral suitability.
In the case of the Parent Company, the governance and administration functions in charge of the President and the Corporate Governance Vice President and the General Secretary or General Secretary, as the case may be, are established by the Bylaws and in this Good Governance Code. The functions of the other executives will be set by the President.
Basic information about the Directors, President, and other members of Senior Management of the Parent Company can be consulted on the corporate website and in the annual report presented in Form 20-F, as well as on the website of the United States Securities and Exchange Commission ("SEC"): http://www.sec.gov/
3.3. Support Committees of the Parent Company designated by the Board of Directors
Without prejudice to the support committees that the Companies must have by law or that they decide to establish as a good practice, the Parent Company will have corporate support committees of the Board of Directors that will help develop and strengthen the competencies of the Board, which will be designated in accordance with the provisions of numeral 23 of article 60 of the Bylaws.

In forming its Support Committees, the Board of Directors will consider the profiles, knowledge, and professional experience of its members.
The Support Committees of the Board of Directors will have internal operating regulations, which will regulate, among other matters, their composition and invited attendees to the meetings, the competencies and responsibilities of the Committee, and the rules of operation.
In the case of the Parent Company, these Committees are as follows:
•Good Governance Committee. The Good Governance Committee of the Parent Company will be composed of a minimum of three (3) members of the Board of Directors, and at least one (1) of them must be independent. The President of the Parent Company will attend permanently. The Corporate Governance Vice President General Secretary of the Parent Company will act as Secretary of this Committee. The main task of this Committee is to assist the Board of Directors of the Parent Company and of Bancolombia S.A. in its functions related to the corporate governance of the Parent Company, Bancolombia S.A., and the Group, and in supervising compliance with the corporate governance measures established for the Parent Company, Bancolombia S.A., and the Group in general. The Committee will present reports of its activities to the Board of Directors of the Parent Company and will approve an annual corporate governance report for the general shareholders' meeting of the Company.

•Appointment, Compensation, and Development Committee. The Appointment, Compensation, and Development Committee of the Parent Company will be composed of a minimum of three (3) members of the Board of Directors and will be chaired by an independent member. The main task of the Committee will be to assist the Board of Directors of the Parent Company and of Bancolombia S.A. in matters related to determining the policies and standards for the selection, appointment, hiring, and remuneration of the Senior Management of the Parent Company and the Group, and in general, everything related to the Group’s remuneration model. The Committee will present reports of its activities to the Board of Directors of the Parent Company, and at the request of the Chair of the general shareholders’ meeting, the Chair of the Committee may inform the general shareholders’ meeting about specific aspects of the work carried out by the Committee.

•Audit Committee. The Audit Committee of the Parent Company will be composed of three (3) members of the Board of Directors, including the independents, and will be chaired by an independent member. At least one of its members, in compliance with current regulations, will be an expert in financial matters. The Committee will have a Chair and Secretary appointed by the Committee itself.

This Committee's purpose is to assist the Board of Directors of the Parent Company in its function of supervising the proper functioning of the internal control system, through the evaluation of policies, standards, and procedures, the reliability and timeliness of financial information, and the protection of the Company's assets.

The Audit Committee of the Parent Company will establish mechanisms aimed at promoting communication channels with the Presidents, Boards of Directors, and Audit Committees of the Group's subordinate Companies, including Bancolombia, to have channels that allow comprehensive and effective supervision of the internal control system and other matters within its competence at the Group level.

This Committee will not replace the functions of the Board of Directors or management regarding the supervision and execution of the internal control system.

It will be the responsibility of the Chair of the Committee, in cases where exceptions are presented in the reports of the External Auditor, to disclose them at the general shareholders' meeting, as well as the defined action plans. At the request of the Chair of the general shareholders’ meeting, the Chair of the Audit Committee will inform the general shareholders’ meeting, about specific aspects of the work carried out by the Committee.

Companies engaged in financial activities, including Bancolombia, must establish Audit Committees, which must include members of the Board of Directors of the respective Company. They will also have internal operating regulations that will regulate, among other matters, their composition and invited attendees to the meetings, the competencies and responsibilities of the Committee, and the rules of operation. Without prejudice to other competencies attributed by regulation, the Bylaws, or the internal regulations of each Company to this Committee, the main task will be to support the Board of Directors in matters related to supervising the proper functioning of the Company's internal control system, the reliability and timeliness of financial information, and the protection of the Company's assets.

The Audit Committees will present reports of their activities to the Board of Directors of each Company.

•Risk Committee. The Risk Committee of the Parent Company will be composed of at least three (3) members of the Board of Directors and will be chaired by an independent member.

The main function of this Committee is to support the Board of Directors of the Parent Company in the approval, monitoring, and control of corporate-wide policies, guidelines, and strategies for the administration and management of risks within Grupo Cibest.

The Risk Committee of the Parent Company will establish mechanisms aimed at promoting communication channels with the Companies of the Group, allowing effective supervision of the functioning of the different risk management systems and other matters within the Committee's competence at the Group level.

The Companies, according to the activities they develop and in accordance with applicable legislation, will define the existence of a local Risk Committee, which will have internal operating regulations that will regulate, among other matters, its composition and invited attendees to the meetings, the competencies and responsibilities of the Committee, and its rules of operation.

The local Risk Committees of the Companies will present reports of their activities to the Board of Directors of each Company.

In the case of the Parent Company, at the request of the Chair of the general shareholders’ meeting, the Chair of the Committee may inform the general shareholders’ meeting about specific aspects of the work carried out by the Committee in the year prior to the meeting.

Other Committees established by the Board of Directors of the Parent Company:
The Board of Directors of the Parent Company has established a set of committees to address strategic business matters. These committees are:
•Corporate Credit Committee. This Committee's purpose, among others, is to analyze, discuss, evaluate, and recommend to the Local Credit Committees in the different Companies of Grupo Cibest operations and credit ratings both individual and for economic groups, which may: (i) affect the exposure and risk profile of Grupo Cibest, (ii) affect the risk appetite, (iii) compromise the viability of the business, or (iv) generate credit risk concentration situations that are not within the appetite; recommend the maximum exposure in sectors that present a high concentration of credit risk and inform the Risk Appetite Committee of the Parent Company; and propose to the Board of Directors of the Parent Company improvements to corporate policies, processes, and procedures for credit approval.

The Board of Directors of the Parent Company will determine its members, among whom may be two (2) independent members of the Board of Directors, the Corporate Vice President of Risks, and the Corporate Governance Vice President and General Secretary of the Parent Company.

•Corporate Ethics Committee. This Committee's purpose, among others, is to define the general policy and ethical, conduct, and integrity guidelines through the Code of Ethics and Conduct and its annexes, which will have a corporate scope, and communicate positions on complex ethical dilemmas; ensure that the organizational culture and its fundamental principles are interpreted and lived in the same way in all Companies, and determine the necessary actions to disseminate the culture and its standards; and designate diagnostic activities on ethics within Grupo Cibest.

The Board of Directors of the Parent Company will determine its members, among whom may participate the President of the Parent Company, the Presidents of the subordinate banks, and the Corporate Governance Vice President. The Compliance Vice President of Bancolombia will act as the secretary of the Committee.

•Disclosure Committee. The Parent Company has a Disclosure Committee responsible for supervising how the Parent Company discloses its information to the market, ensuring that it is clear, sufficient, and timely, in accordance with the applicable regulations to the entity. This Committee reports to the Audit Committee of the Parent Company.

The Board of Directors of the Parent Company will determine its members.

The Companies may take as a reference the committees established by the Board of Directors of the Parent Company and/or Bancolombia to implement internal committees with similar competencies. This is without prejudice to the authority of the President of the Company to form other committees that support the various activities and matters of management.

3.4. Procedure for the acquisition and disposal of shares of the Parent Company

In accordance with Colombian legislation, the Directors and management of the Parent Company may, directly or through an intermediary, dispose of or acquire shares of the Company while they are in office, provided that the transactions are unrelated to speculative motives and with authorization from the Board of Directors of the Parent Company, granted with the favorable vote of two-thirds of its members, excluding the vote of the applicant, or when deemed appropriate by the Board of Directors, with authorization from the assembly, with the favorable vote of the ordinary majority provided in the Bylaws, excluding the vote of the applicant.
In any case, the trading of shares by the administrators must not have speculative purposes, which will be presumed, for example, when the following three requirements occur simultaneously: i) suspiciously short periods between the purchase and sale of shares, ii) exceptionally favorable or unfavorable situations for the Parent Company have occurred, and iii) a significant profit or loss has been obtained from the transaction.
For the purposes of monitoring and effectively complying with the adopted procedure, the following requirements must be met, and are applicable to the acquisition and/or disposal of shares of the Parent Company, convertible bonds, or single‑share fund interests of the Parent Company:

1.The duty of prior information by the manager to the Corporate Governance Vice Presidency General Secretariat of the Parent Company, indicating the intention to acquire or dispose of shares, convertible bonds into shares, or interests in single‑share funds of the Parent Company. For such purposes, the number of shares, their class or the approximate value of the investment, and the reasons motivating this transaction, shall be indicated. In the case of interests in single‑share funds, the number of interests in the fund, the approximate value of the investment, and the reasons motivating the transaction shall be indicated.
2.The Corporate Governance Vice President General Secretary and their substitute will notify the Compliance Vice‑Presidency of the request submitted by the administrator and will bring the request to the next meeting of the Board of Directors of the Parent Company for it to be addressed under the conditions specified by law and in the Good Governance Code.
3.Regarding Directors and Senior Management, the mentioned authorization will be informed to the market as relevant information.
4.The Board of Directors of the Parent Company will establish a maximum period of two (2) months from the authorization for the transaction to be completed, to avoid speculative motives.
In any case, managers may not carry out operations during the following periods:
1.During: (a) the months of January and February until the publication of the year‑end results; and (b) from four (4) weeks prior to the publication of the quarterly results as of March 31, June 30, and September 30, and until their publication.
2.In the period between the moment managers become aware of a significant operation or business to be undertaken by the Parent Company or its subsidiaries and the moment this is disclosed to the market.
When cases arise for exercising the preemptive right in the Parent Company's issuances, managers may exercise it without authorization from the Board of Directors, but will need authorization for the acquisition of additional rights beyond those corresponding to their shareholding.
In the case of variable compensation paid through a contribution to the Institutional Performance Incentive Fund, whose investment is composed mainly of shares of Grupo Cibest S.A. (the SVA Fund), the Director or administrator may liquidate his or her interest in the SVA Fund with respect to the contributions that have met the required holding period, subject to prior authorization from the Board of Directors of the Parent Company, granted by a favorable vote of two‑thirds of its members, excluding the vote of the requesting party, and in accordance with the following rules:
1.The administrator’s duty to provide prior notice to the Corporate Governance Vice‑Presidency and General Secretariat of the Parent Company, indicating the intention to liquidate the interest in the SVA Fund.
2.The Corporate Governance Vice‑President and General Secretary, or their designee, shall notify the Compliance Vice‑Presidency of the request submitted by the administrator and shall present the request at the next meeting of the Board of Directors of the Parent Company for its consideration.
3.With respect to Directors and Senior Management, the aforementioned authorization shall be disclosed to the market as material information.
4.The administrator may proceed with the liquidation of the contributions one calendar month after the date of the authorization. The instruction to the SVA Fund Manager may be issued from the date of the authorization granted by the Board of Directors and up to a maximum of ten (10) calendar days immediately following the conclusion of the aforementioned calendar month. Should this period be exceeded, the administrator must undergo the authorization process again.
5.The administrator may not request authorization during the month of January.
6.The transaction must be unrelated to speculative purposes.
The Board of Directors may authorize those Directors or administrators who so request to issue an irrevocable instruction to the SVA Fund’s management company so that, as contributions meet the required holding period, such management company shall, on the date such period is met, initiate the process of liquidation and transfer to the Director or administrator of the corresponding contributions. This authorization shall allow the automatic liquidation of the contributions as the respective holding period is fulfilled, without the need for additional procedures by the Director or administrator.
The Corporate Governance Committee of the Parent Company may monitor the development of the authorized transactions, and for such purposes may rely on the Compliance area.
3.5. Economic relationships of the Company with Directors, President, and Senior Management
The economic relationships of the Companies with their Directors, President, and other members of Senior Management, and key executives, will be carried out within the limitations and conditions established by the relevant regulations and rules on prevention, management, and resolution of conflicts of interest.
All relevant information regarding the existing economic relationships between each of the Companies and their Directors, President, and key executives will be disclosed in the reports corresponding to each fiscal year, in accordance with applicable regulations.
3.6. Evaluation mechanisms for Directors, President, and Senior Management
The Boards of Directors of the Companies will annually conduct an evaluation of their management and that of their support committees, which should include, among other aspects, attendance at meetings, active participation, monitoring of key aspects of the Company, evaluation of their tasks, and their contribution to defining the entity's strategies and projection. In the case of the Parent Company, the Board of Directors will determine the mechanism through which this evaluation will be carried out, which may alternate between internal self-evaluation or external evaluation.
Similarly, the Boards of Directors of the Companies, through the Chair of the Board, will annually evaluate the management of the President of the Company. Each President or General Manager will do the same regarding the executives who report directly to them.

Additionally, the President or General Manager of the Company will keep the Chair of their Board of Directors generally informed of the results of the evaluations conducted on their executive team.
In the case of the Parent Company, the evaluation of the President will be supported by the Nomination, Compensation, and Development Committee.
3.7. Information Management Regulations
3.7.1. Special Rules of Conduct. Every person appointed as a member of the Board of Directors of the Parent Company adheres to this Regulation and is obliged to sign the Agreement for Access and Use of Information.
Directors will be required to comply with the following special rules for the protection of information (including Confidential Information) of the Parent Company and the Companies.
For the purposes of this section, the following definitions will be taken into account:
•"Confidential Information" means all information, whether identified as confidential or not, that the Director receives, whether orally, in print, digitally, in writing, or by any other means of transmission, including data messages and presentations at Board meetings, that is owned by or related to the Companies, persons in which the Parent Company or its subsidiaries are Relevant Partners, persons with whom the Parent Company or its subsidiaries have alliances or legal vehicles, persons or companies where any of the above have any direct or indirect participation, or the clients, suppliers, or allies of any of the above, along with any notes, analyses, worksheets, compilations, comparisons, studies, or any other document that contains, reflects, or is based on or generated by such information. Confidential Information includes, but is not limited to: (i) information from contracts with third parties, including, but not limited to, investment agreements, divestitures, joint ventures and potential M&A transactions, except for those terms and conditions that, pursuant to securities market disclosure rules, are required to be disclosed to the market and once such has occurred; ii) business plans and information about the future plans of the Companies, including short, medium or long term plans, or information about the plans of the Companies that have the object or that may give it a competitive advantage or an advantageous positioning against its competitors; (iii) technical, legal, accounting, commercial, operational and financial information; (iv) product and service plans; (v) information on costs, expenditures, prices; (vi) marketing reports; (vii) analyses, research and projections; (viii) information related to the telecommunications network, platforms and software; ix) the information of customers, suppliers, employees and/or shareholders including but not limited to past, current, and potential credit operations entered into with Bancolombia, and their financial conditions; x) the reports and minutes of the different instances of Corporate Governance, or others related to corporate matters; (xi) information on corporate strategy and competitive strategy; xii) information on human talent and compensation, including information regarding compensation of executives, administrators and employees; (xiii) financial information that has not been disclosed to the public in accordance with applicable disclosure rules; xiv) information on litigation or other legal actions for or against; (xv) documents which are subject to lawyer's professional secrecy; (xvi) contracts, agreements or documents subject to confidentiality, whether contractual or legal; (xvii) internal control information; (xviii) information from the institution's risk map, including credit risk reporting and analysis; and xix) valuation and technical analysis reports prepared by independent third parties or employees, including fairness opinions, adequacy or inadequacy opinions, media used for the preparation of valuations or opinions, including unpublished management projections, any forward looking statements, and forward-looking statements, and forward-looking statements. Management's analysis and discussions regarding the future financial performance of any of the Companies.
•“Reserved Information” means Confidential Information submitted to the knowledge of the Board of Directors restricted to one or more Directors as a result of the particular analysis carried out about the existence of a Competition Situation or Conflict of Interest with any of the Companies.
a. Request and Access: Directors are not authorized to act independently and separately from the Board of Directors, as it is a collegiate body, which requires that their actions follow decisions made as a social organ. The Parent Company will not process information requests that are not made in accordance with the provisions of this section. When a Director considers that a review or analysis of information held by the Parent Company is required, they must recommend to the Board of Directors to make the corresponding request during a Board meeting. Any request received by the administration or the secretary outside of a Board meeting will be considered by the Board at its next meeting. In any case, any such request must be made in writing and properly substantiated, and must be sent to the designated institutional email for this purpose. Information requests made within the support committees of the Board of Directors will be transmitted in the same manner to the full Board to comply with the provisions of this section. The president of the respective committee will be responsible for transmitting the request to the president and secretary of the Board. If the Board does not approve such a request, the Director who made the recommendation has the right to request that their petition be recorded in the minutes or in the documents related to their management.
b. Delivery: If the Board of Directors, as a collegiate body and with the majority required by law and the Bylaws for the adoption of decisions of this body, authorizes the delivery of Confidential Information in accordance with section (a) above, the management of the Parent Company will deliver the Confidential Information requested by the Board of Directors according to the following rules:
1.The management will only deliver the Confidential Information indicated by the Board of Directors, as a collegiate body;
2.The requested Confidential Information will be made available to the Board of Directors through appropriate physical or electronic means for this purpose;
3.If the Confidential Information delivered is Reserved Information, the procedure for the protection of Reserved Information of the Companies established in section 3.7.3 will be applied; and all Confidential Information delivered to the Board of Directors will be subject to the confidentiality agreements that the directors must sign.
c. Abstention: Directors must refrain from requesting or knowing any Confidential Information related to a situation of Conflict of Interest or Competition with the Companies.
d. Disclosure: Directors must disclose to the Board of Directors all personal situations that could potentially generate a Conflict of Interest or possible Competition Situations with the Companies. Similarly, any change or subsequent situation after the declaration must be reported to the Board of Directors through its Secretary. When a Director considers that another Board member is in a situation that should prevent them from accessing certain Confidential Information, they must inform the chairman of the Board of Directors, so that the same procedure described in the previous paragraph is applied.
e. Restricted Use: Directors must keep and protect the confidentiality of the Confidential Information they have access to and, therefore, must:
1.Use the Confidential Information exclusively to perform their functions as Directors, always in the best interest of the Parent Company (and, when applicable, the Companies), considering the interests of their associates, and, therefore, refrain from using the

Confidential Information for any purpose other than the exercise of their functions (including, without limitation, competing with the Parent Company or one of the Companies, or taking advantage of opportunities that the Parent Company or one of the Companies could exploit);
2.Before starting to perform their functions as Board members, sign confidentiality agreements; and
3.Protect the Confidential Information and use it in accordance with the provisions of the confidentiality agreements.
f. Caution: Each Director acknowledges that the Confidential Information is the property of the Parent Company, its Affiliates, or the Companies, as appropriate. Each Director is obliged to keep and protect the confidentiality of the Confidential Information with the same level of diligence that a good businessperson, expert, and diligent, would use in the care of their most sensitive information. To this end, among other things, they must receive, retain, send, and, in general, use the Confidential Information only through the secure devices and channels that the Parent Company makes available to them.
g. Decision: The Board of Directors will be the body responsible for evaluating and deciding on the existence or non-existence of situations that prevent Directors from accessing Confidential Information. The decision will be made by the Board without the participation of the evaluated Director. The decision thus adopted will be mandatory for the Directors.
3.7.2. Reserved Information. Each Director agrees that, unless expressly authorized by the Board of Directors, they cannot access Confidential Information when the Director is in a Competition Situation or Conflict of Interest by virtue of which they could exploit that Reserved Information to the detriment of the Parent Company or one of the Companies.
3.7.3. Procedure for the protection of Reserved Information in Board meetings. In the ordinary and extraordinary sessions of the Board of Directors of the Parent Company, the following procedure will be followed to protect the Reserved Information of the Companies:
a. The Secretary of the Board of Directors or the President of the Parent Company will send the agenda to be addressed in the board session, including the express indication of the agenda items that, according to the declarations of Conflicts of Interest or possible Competition Situations with the Companies, are considered Reserved Information concerning one or some members of the Board of Directors.
If the Board meeting is convened directly by two or more Directors, before the meeting, the Secretary will send a report to all members of the Board of Directors indicating the agenda items that would involve the delivery of Reserved Information.
In any case, the procedure indicated in section 3.7.1 above will be applied if the items included in the agenda imply a request for Confidential Information.
b. When making information available to the Directors prior to the Board meeting, it will be evaluated whether such information contains Reserved Information. If so, the possibility of providing the information in an aggregated form that allows maintaining its confidentiality will be evaluated, thus preventing the Director(s) from engaging in any conduct that affects the fulfillment of their duties or the interests of the Companies.
c. Likewise, when addressing the agenda items regarding which there is Reserved Information, the possibility of addressing these items without presenting the information that generates the situation of Conflicts of Interest and/or Competition with the Companies or presenting it in an aggregated form that allows maintaining its confidentiality will be evaluated. In these cases, the Board of Directors may meet and decide with the presence of the Director who is in this situation, who will not be able to access such Reserved Information except as established in this section.
d. If it is not possible to aggregate, omit, or modify the Reserved Information while maintaining its confidentiality, the respective Director will not be given access to such information prior to the

Board meeting and must withdraw from the meeting and refrain from participating in the deliberations and decisions related to the agenda item. This fact will be recorded in the minutes of the Board meeting.
e. In cases where there is doubt about whether certain information to be presented is Reserved Information or if the Director disagrees with the decision made regarding the treatment of Reserved Information, the matter will be submitted to the Board of Directors for consideration so that it can decide on the reserved nature of the information, along with a recommendation for handling the case, which may be accompanied by opinions from independent and competent experts in the matter. The Director whose situation is being examined must abstain from this deliberation and decision. In case of a tie, the information will be considered Reserved Information.
f. The restriction on access to Reserved Information will end when the Companies disclose it to the general public, and access will be granted to the Director regarding whom the information was considered Reserved Information, under the same terms and conditions as it was made available to the other members of the Board of Directors.
g. If the Reserved Information is requested or necessary for the functioning of a support committee of the Board of Directors, the provisions of this section will apply. In such cases, if there are differences regarding the reserved nature of the information, the matter will be submitted to the full Board of Directors to proceed in accordance with the provisions of this section.
3.7.4. Compliance with the Information Management Regulations.
None of the Directors may use Confidential Information in violation of this section and, to that extent, in cases of decisions based on Confidential Information and until such information becomes public knowledge, they may not share such information, including the nature of the decision, with any Person. Non-compliance with the provisions of this section will constitute a breach of the confidentiality agreements signed by the directors and will be considered a serious breach of the Director's duties.

SECTION 4: PRINCIPLES AND MEASURES RELATED TO INFORMATION DISCLOSURE

In order to provide adequate knowledge to the stakeholders of each of the Companies, financial and non-financial information will be disclosed through the channels established in this Code for that purpose.
Among other matters, each Company must inform its shareholders and investors, when appropriate, about:
a. he main foreseeable risks and the measures to address them, as well as the mechanisms used for risk management. Each Company will determine the way to communicate these to its shareholders.
b. The year-end financial statements audited by the External Auditor. In the case of the Parent Company, unaudited financial information will also be disclosed quarterly.
c. The relevant findings made by the External Auditor and external audits contracted by the Company. The reports containing these findings will be disclosed as they are produced through the means established by law. Each Company will determine the way to communicate these to its shareholders.
d. The substantial findings revealed by the internal control systems implemented by the Company, as well as important projects related to this system and any significant changes in its structure.
e. The types of shares issued by the Company, the number of shares issued for each type, the shares in reserve, as well as the rights and obligations derived from each type of share.

f. Major shareholders. The Parent Company will disclose those shareholders who are real beneficiaries of more than 5% of the Company's outstanding shares and all significant changes in shareholding and control.
g. Agreements between major shareholders of which the Company is aware and that concern the shares, their rights, the exercise of such rights, the administration of the company, among others.
h. Relevant transactions entered into between the Company and its major shareholders, and with its Directors, administrators, and key executives, as provided in the applicable regulations for each Company or in this Code. Sections eight (8) and nine (9) of this Code establish disclosure rules on this matter.
i. Notice to the general shareholders' meeting and any other information deemed necessary for its development.
j. Other reports of relevant events that occur in financial matters, risk, internal control that may materially affect the Company.
These events will be disclosed as they occur, through the information channel deemed appropriate for each specific case, and when applicable, through the relevant information mechanism.
The relevant information published by the Parent Company will also be published through the mechanism established by the Securities and Exchange Commission (SEC) and will be available to investors on the Company's website.
The Board of Directors of the Parent Company, through the Disclosure Committee and as provided in sections 3.3 and 9.3 of this Code, will ensure the proper disclosure of information to the market.
4.1. Information Channels for Shareholders, Investors, and Market in General.

The Group will maintain the following information channels with its shareholders, investors, and the market in general:
•Corporate website. The Parent Company has a corporate website through which it discloses corporate information, structure and governance, financial information, and documents related to corporate governance and ethics, as well as mechanisms through which stakeholders can contact the Company.

The Parent Company has a Group website in Spanish and English. This website, in its corporate information section, includes the "Investor Relations," "Corporate Governance," and "Sustainability" sites that provide information of interest to investors, shareholders, and the market in general.

This website can be accessed by visiting http://www.grupocibest.com.

The Companies will define the form and information they will disclose through their websites, if they have one.

•Investor Relations Office. The Investor Relations Office of the Parent Company performs, among other functions, the duties corresponding to the Shareholder and Investor Service Office.

Through the Investor Relations Office, clear and objective information about the Parent Company and its activities will be provided, enabling shareholders and investors to make informed decisions regarding their investments in the Parent Company. This Office will maintain permanent contact with the community of shareholders, investors, and local and international analysts.

Any stakeholder who wishes to know information related to the provisions governing corporate governance and ethical standards in the Companies may direct their request to the Investor Relations Office, which will be responsible for directing the request to the competent area and ensuring that the interested party receives a response to their request.

This office can be accessed by visiting www.grupocibest.com or by writing to the following email address:

ir@grupocibest.com.co

or by mail to: Investor Relations Office
Carrera 48 No. 26-85 Torre Sur
Medellín-Colombia

This is without prejudice to the fact that other Companies may create a contact email on their website for direct communication with their investors or may allocate a physical space for attending to inquiries and requests if they deem it appropriate and necessary.

•Management Report. Each of the Companies shall prepare an annual management report that includes the reports of the administrators addressed to the shareholders, the separate and consolidated financial statements, when applicable, the opinions issued by the Statutory Auditor or External Auditor, as applicable, and the notes to the financial statements.

•Relevant Information. The Parent Company and the other Companies that are issuers in the Colombian securities market shall strictly comply with the regulations governing relevant information and issuer updates, publishing the corresponding information through the website of the Colombian Financial Superintendence.

The Parent Company may also publish relevant information related to other Companies within the Business Group whenever such information is relevant and material for the purposes of Grupo Empresarial Cibest.

Relevant information shall be understood as that which would have been considered by a prudent and diligent expert when buying, selling, or holding securities, as well as that which a shareholder would take into account when exercising political rights at the General Shareholders Meeting, in accordance with the legal criteria applicable to the Parent Company or to the respective company that is a securities issuer in Colombia.

The Parent Company has defined the procedures, responsible parties, timelines, and, in general, the necessary structure to ensure the complete and timely disclosure of relevant information that may be of interest to the market, as well as to update the entity’s basic information. For this purpose, it shall be supported by the Disclosure Committee, as established in section 3.3 of this Code.
Shareholders, investors, and the market in general may consult the Parent Company’s relevant information at any time through the website of the Colombian Financial Superintendency: www.superfinanciera.gov.co and through the Company’s website.

•The Parent Company shall publish quarterly reports containing information about its performance, which shall be made available to shareholders and the market in general, both in Colombia and abroad.

Likewise, it shall file with the Securities and Exchange Commission an annual report on Form 20-F, containing information about the Parent Company’s results during the previous fiscal year.

The relevant information disclosed by the Parent Company shall also be filed through the mechanism established by the Securities and Exchange Commission (SEC), in accordance with the rules applicable to foreign issuers listed in the United States.

•National and International Meetings and Conference Calls. The management of the Parent Company shall hold in-person meetings, conference calls, and/or video conferences with domestic and international investors and shareholders. These meetings and calls shall be held with the frequency determined by the Presidency and disclosed through the website, in order to present the results of Grupo Cibest and the performance of its businesses.

•Confidentiality. In accordance with the provisions of the Code of Ethics and Conduct and the data protection policies of each Company, managers and employees must maintain due confidentiality regarding working documents and any confidential information in their care or to which they have had access in the course of their duties. Therefore, they must ensure control and prevent any misuse of such information within any unit or department of the Company for which they work, and ensure that such information is not disclosed to unauthorized persons or to individuals who are not part of the relevant area.
Also, they are not allowed to disclose or transfer to other officers or third parties, technologies, methodologies, know-how, and industrial, commercial or strategic confidential information of the company, its customers or suppliers. They are not allowed to disclose or transfer this kind of information to people who have had access to that information due to their positions. Likewise, they shall not have or try to have access to information deemed as industrial, commercial or strategic confidential information in an illegal manner.

4.2. Credit Rating Agencies. The Companies may engage the services of independent securities rating agencies to conduct the corresponding analyses and inform the market regarding the likelihood of timely payment of obligations arising from securities issued by the Company, and, in general, to provide an opinion on the Company’s qualities as a market maker, when applicable, in accordance with the regulations governing such activity.
The Companies may also be rated by other international firms, which will assess the entity’s condition and periodically publish their reports.
Additionally, each issue of bonds or trade papers of the Company will be accompanied with a risk and investment rating conducted by independent and international securities rating companies.

4.3. Bondholders. The Parent Company and the other Companies issuing bonds in Colombia comply with the regulations applicable to Ordinary Bondholders’ Meetings, ensuring full observance of the legal provisions and the terms and conditions set forth in the corresponding issuance and placement prospectuses, which are available on the website.

4.4. Anti-Money Laundering and Counter-Terrorism Financing Risk Management System. In line with best practices and in compliance with the regulatory frameworks applicable to each jurisdiction or economic activity in which they operate, the Group Companies have implemented systems for the prevention and control of money laundering and other illicit activities. These systems comprise the stages of identification, measurement or assessment, control, and monitoring.
To ensure compliance with such systems, Compliance Officers have been appointed for each Company where required by regulation, and policies have been established for the prevention and control of money laundering. These policies reflect the applicable rules and guidelines to be followed in this matter.
4.5. Financial Consumer Ombudsman. The Companies supervised by the Colombian Financial Superintendence have appointed a principal and an alternate Financial Consumer Ombudsman, designated by the general shareholders' meetings. The Ombudsman shall act as the spokesperson for customers or users before the Company and shall objectively and free of charge address and resolve individual complaints, within the legal timeframes, concerning potential breaches by the Company of legal or internal rules governing the provision and execution of services offered or rendered by financial institutions, or related to the quality of such services.
As a demonstration of their respect for the rights of clients and financial consumers, and in order to ensure absolute transparency in all operations, the Companies supervised by the Colombian Financial Superintendence undertake to consider as binding the decisions rendered by the Financial Consumer Ombudsman, provided such decisions are accepted by the client.
In the event that, during the nomination, appointment, or performance of the duties of the Financial Consumer Ombudsman, the managers of Grupo Cibest become involved in a conflict of interest, they shall follow the procedures set forth in Section 8 of this Code.
Likewise, if the Financial Consumer Ombudsman becomes involved in a conflict of interest in relation to a dispute or with a financial consumer, the Ombudsman must refrain from acting, in which case the Alternate Ombudsman shall intervene. This is without prejudice to the obligation to report the conflict to the Compliance Officer, who shall issue guidelines for its proper management.
Both the managers of Grupo Cibest and the Financial Consumer Ombudsman are responsible for identifying any situation that may result in a conflict of interest and for complying with the applicable procedure for its proper management.

SECTION 5: PRINCIPLES AND MEASURES RELATED TO THE CONTROL ARCHITECTURE
For Grupo Cibest, the control architecture is an essential element of good governance that encompasses aspects related to the Internal Control System and the Risk Management System, in such a way that these elements ensure a governance structure and that the internal policies and guidelines of each Company are aligned with the achievement of the strategic objectives established by the Group.
To this end, the Companies, taking into account the nature, structure, and volume of their operations, shall define clear rules of conduct related to the control architecture and shall seek to ensure strict compliance with the regulations applicable to them, depending on the sector in which they operate.
5.1. Internal Control System – ICS. The Group has an Internal Control System based on the values and corporate culture developed through policies, rules, components, procedures, and behaviors that allow management to reasonably ensure that, through the implementation of suitable, sufficient, and adequate controls, the risks to which the Companies are exposed due to their activities do not affect the achievement of their strategic objectives.

The Internal Control System contributes to the achievement of the objectives of each Company, while also ensuring that all operations and activities are carried out in accordance with internal rules and applicable regulations.
In line with the Group’s commitment to maintaining a solid Internal Control System that guarantees the sustainability and continuity of the Group’s business over time, the Boards of Directors of the Companies, through their respective Audit Committees, must periodically review the elements and components of such System in order to implement the necessary improvements and corrective measures, as well as to incorporate new national and international standards governing this matter.
Grupo Cibest shall take the COSO and COBIT standards as a reference and shall ensure that the Internal Control System complies with the regulations and practices applicable in each jurisdiction and with the provisions or standards required for issuers registered with the SEC.
5.2. Risk Management System. The Risk Management System of each of the Companies belonging to the Grupo Cibest Business Group encompasses the definition of risk policies and guidelines, specific objectives for risk management, the definition and implementation of the system’s components (identification, assessment, measurement, management, monitoring, and reporting of risks), the creation and follow-up of a risk map, as well as minimum and maximum exposure limits, among other elements.
Within the Grupo Cibest Business Group, t, the general risk management policies and objectives take into account financial companies, thereby ensuring cohesion and control.
The Internal Control and Risk Management Systems require an organizational culture and philosophy grounded, among other principles, in self-control, understood as the ability of all members of the organization to consider control as an inherent part of their responsibilities and decision-making processes.
Based on this principle, and on the pillars of the control and risk culture and philosophy adopted by the Grupo Empresarial Cibest, the Companies have implemented mechanisms aimed at effectively communicating this culture across all levels of the organization, ensuring that the information disclosed allows all employees of the Grupo Empresarial Cibest to understand the importance of risk management and the proper identification of controls as fundamental elements for the sustainability of the business.
5.3. Compliance Programs. Grupo Cibest has implemented compliance programs with the following objectives: (i) to foster compliance with applicable regulations and corporate policies within each of the Companies, (ii) to promote ethical standards throughout the Organization, and (iii) to protect its reputation, all within a risk-based approach aligned with the Group’s purpose and strategy.
For the purpose of managing and overseeing compliance risk at the corporate level, the Parent Company shall appoint a Compliance Officer, who will report to the Audit Committee and the Board of Directors. This officer will be responsible for ensuring the execution of the guidelines established by the Board of Directors in compliance matters, and for promoting ethics, integrity, and transparency, as a reflection of the Group’s culture. In turn, the Companies of the Group shall also appoint Compliance Officers, when required to do so under their local regulations.
5.4. Control Bodies. Without prejudice to the internal control responsibilities assigned to employees in the course of their duties, the following are the bodies responsible for monitoring the effectiveness of the control architecture:
•External Auditor. The Companies shall have a Fiscal Auditor or external auditor, as required by law or their bylaws, who shall carry out the functions established in the applicable regulations and shall be subject to the provisions set forth therein, without prejudice to the provisions of the Bylaws.

The External Auditor of the Parent Company shall be appointed by the shareholders’ meeting for a term of two (2) years. The same body shall be responsible for determining the auditor’s compensation, as well as for removing the auditor at its discretion when deemed necessary.

The appointment of the External Auditor shall be carried out through a competitive process, in which proposals for the provision of external audit services shall be requested from auditors or audit firms with the capacity to provide such services to the Companies.

The Audit Committee shall conduct an objective and fully transparent evaluation of the proposals received. The selection and evaluation process shall include an analysis of the proposals, taking into account factors such as services offered, costs and fees, experience, and industry knowledge, among others. The evaluation shall also consider, as one of its criteria, whether the firm is registered with the Public Company Accounting Oversight Board – PCAOB. Following the assessment by the Audit Committee, the proposal for the appointment of the External Auditor and the determination of fees shall be submitted to the general shareholders’ meeting by the Board of Directors.

The Parent Company shall not appoint as External Auditor any individual or firm that has received income from the Companies and/or from its corporate group amounting to twenty-five percent (25%) or more of its annual revenues. Likewise, the Companies of the Group shall not engage the External Auditor or its affiliates for services other than those directly or indirectly related to auditing.

The Audit Committee of the Parent Company shall ensure that no audit firm provides external audit services to Grupo Cibest for a period exceeding ten (10) years, extendable for an additional ten (10) years by decision of the Board of Directors, and shall promote the adoption of international best practices regarding the rotation of audit teams within the same firm.

The external audit firm will rotate the individuals acting as external auditors for the Companies at least every five (5) years. A rotated individual may only resume auditing the same Company after a period of two (2) years. The same periods will apply when the External Auditor is a natural person.

Grupo Cibest will make its best efforts to have a single external audit firm for all the Companies.

Furthermore, an individual cannot serve as External Auditor if they are a partner in the same company or any of its subsidiaries, if they hold any other position in the Parent Company, or if they are related by marriage or within the fourth degree of consanguinity, first civil degree, second affinity degree, or are a business partner of the administrators and senior executives, or an auditor or accountant for the Parent Company.

The External Auditor may not hold any other position in the Parent Company or its subsidiaries, other than the role of external auditor. They are also prohibited from entering into contracts with the company or acquiring shares in it.

The External Auditor, in their report to the shareholders' meeting, will include, in addition to the requirements set forth by law, any relevant findings made, to ensure that shareholders and other investors have the necessary information to make decisions regarding the relevant securities.

•Internal Audit. The internal Audit, as the third line, is responsible for enhancing and protecting the organization's value by providing assurance, advisory, and risk-based analysis. It is the area responsible for evaluating the internal control system and enables the Board of Directors, the Audit Committee, other supporting committees of the Board, and Senior Management to perform their supervisory role and validate the proper functioning of the organization’s Internal Control System.

SECTION 6: PRINCIPLES AND MEASURES RELATED TO CAPITAL INVESTMENTS OF THE GROUP IN OTHER COMPANIES
Grupo Cibest will direct its actions to ensure that the Companies in which it holds capital investments maintain better corporate governance standards, such as:
1.Providing equitable treatment to shareholders and ensuring the respect and compliance with legal and statutory provisions related to shareholders' rights.

1.Holding meetings at least once a year where the administrators present management reports, financial statements with their notes, and any other relevant information for the shareholders and their investment in the Company.

1.Processing shareholder information requests or claims and ensuring timely responses.

1.Establishing mechanisms to ensure the confidentiality of company and shareholder information, as well as preventing and controlling the misuse of confidential information.

1.Implementing mechanisms to allow for alternative dispute resolution for potential conflicts with shareholders, such as direct settlement, arbitration, conciliation, etc.

1.Maintaining high ethical standards in the development of their business activities.

The Companies will refrain from supporting proposals with their vote that violate the above principles.

SECTION 7: PRINCIPLES AND POLICIES RELATED TO THE ORGANIZATIONAL STRUCTURE OF GRUPO CIBEST
To achieve the purpose of Grupo Cibest Business Group, the Board of Directors of the Parent Company, as the parent entity, decides and directs a corporate strategy that guides the actions of the Companies in the Group towards the achievement of a unified purpose and the leveraging of synergies to maximize value and sustainability. Furthermore, it has established an organizational structure based on the following principles:
1.The structure must ensure the integrated and coordinated implementation of the corporate strategy, where each country’s businesses are viewed as part of the global strategy, ensuring that all commercial and support functions pursue a common objective.

2.A vision of comprehensive governance for all the Companies in the Group, both nationally and internationally, led by the President of the Parent Company, with clear reporting lines and assignment of responsibilities.
3.The President of the Parent Company, with the support of the Senior Management team, is responsible for directing the goals and objectives of each of the Group’s businesses and validating the execution of strategies and plans, ensuring they are integrated within the context of the Group.
4.The Parent Company, as the holding entity of the Group, has Corporate Vice Presidents at the financial, services, legal, risk, and auditing levels, who are responsible for their functions across all geographies.
5.The President of the Parent Company, with the support of the Corporate Vice Presidents, defines and nominates candidates for the Boards of Directors of the Companies, other than the Parent Company. The Corporate Vice Presidents, in accordance with the President’s instructions, may also be members of the Boards of Directors of these Companies.
6.At the international level, the Companies of the Group have local leaders (Local Presidents) in each jurisdiction, whose role is to lead the execution of the strategy defined by the Parent Company and represent the Group in the country, ensuring understanding of local realities. The Local Presidents report to the Board of Directors of their respective Companies.
7.In the areas of risk, auditing, and anti-money laundering prevention, local functional heads in each geography, as well as the Corporate Vice Presidents responsible for these functions, report to both the local Boards of Directors and the parent company’s Board of Directors, through the Audit and Risk Committees.
8.The Companies of the Group in Colombia have established a shared services model for the execution of processes, with cross-company teams, in which common functions and processes, generally support-related, are identified across the different companies or business units.

This model aims for unity in the comprehensive management of processes to drive efficiency, compliance with policies and guidelines set by the Parent Company, achievement of a unified purpose, consistency of information, automation, measurement, documentation, contingency support, scalability, and standardization.

Under this framework, each Company contributes human resources and assumes operational costs when dealing with third parties.

Where feasible and beneficial, this model may be extended to Companies in other jurisdictions.
The structure and operation of Grupo Cibest will comply with the regulatory requirements applicable to each Company, in accordance with the regulations that apply to them.

SECTION 8: PRINCIPLES AND GUIDELINES RELATED TO CONFLICT OF INTERESTS

Grupo Cibest understands a conflict of interest to be a situation in which a person, having to make a decision regarding an act or business, or being able to influence its adoption, faces two or more conflicting and incompatible interests, such that any course of action they choose will result in favoring one interest over the others.
Conflicts of interest may arise with any of our managers, and their existence in itself is not inherently reprehensible. However, acting in a conflict of interest situation without disclosing and managing it can lead to inappropriate conduct. Therefore, managers are expected to exercise the utmost caution when faced with a real or apparent conflict of interest.
8.1. Situations That May Lead to Conflicts of Interest
Due to the impossibility of describing all potential conflicts of interest, the Group relies on the commitment, transparency, sound judgment, and good faith of its managers (Board members, senior management, and first- and second-level executives of the Companies) as essential to managing their personal and professional matters and to handling situations that could lead to conflicts of interest.
The Grupo Cibest Code of Ethics and Conduct broadly sets out the rules for the prevention and management of conflicts of interest applicable to employees in general. In addition to this framework—and for illustrative purposes only—the following are identified as situations that may generate conflicts of interest for management:
•Establishing, directly or indirectly (including, but not limited to, through Interposed Persons, Affiliates, or Persons in which the Director or an Affiliate of the Director is an Executive Officer), businesses or companies that carry out similar activities or that compete with entities of Grupo Cibest, or being, directly or indirectly (including through Interposed Persons, Affiliates, or Persons in which the Director or an Affiliate of the Director is a Executive Officer), a partner, shareholder, employee, officer, or advisor of such companies—unless acting under instructions given by Grupo Cibest.
•Making, directly or indirectly (including through Interposed Persons, Affiliates, or Persons in which the Director or an Affiliate of the Director is an Executive Officer), a personal investment in a company if such investment could affect, or appear to affect, the person’s ability to make impartial and objective decisions regarding business related to the Group.
•Participating in the evaluation, analysis, or decision-making process of transactions within Grupo Cibest, whenever the manager has—directly or indirectly (including through Interposed Persons, Affiliates, or Persons in which the Director or an Affiliate of the Director is an Executive Officer)—a personal or family interest in the respective business.
Additionally, Section Ten (10) of the Code establishes prohibitions applicable to administrators of the Companies.

8.2. Conflicts of interest that may arise in Transactions with Related Parties
Grupo Cibest encourages the execution of agreements and contracts among Companies within Grupo Cibest, between these Companies and their related parties, as well as transactions between entities that are part of the Sura Bancolombia Group and their related parties (hereinafter “Transactions with Related Parties”).
These Transactions with Related Parties are not, in and of themselves, considered to give rise to conflicts of interest.
However, there is a possibility that administrators involved in decision-making related to such transactions, agreements, and contracts may face conflicts of interest.
Therefore, in addition to requiring that Transactions with Related Parties be carried out only when they are not prohibited by applicable regulation and in strict compliance with the parameters defined therein, a series of internal policies and guidelines have also been established for administrators to observe:

•Ensure that Transactions with Related Parties do not jeopardize the ability of the involved companies to meet their obligations to third parties.
•Ensure that Transactions with Related Parties are executed at prices that fall within market ranges for operations that are comparable in terms of the quality and quantity of the goods or services involved, as well as the credentials and experience of the respective counterparty. In cases where no market exists to serve as a benchmark, the transactions shall be carried out at objectively comparable prices, taking into account potential synergies and business alliances among the Companies and aiming to avoid value transfers that would undermine the rights of other shareholders.
Section Nine (9) of this Code sets out additional good governance procedures established for Transactions with Related Parties.
8.3. Procedure for the management, administration, and disclosure of situations that may give rise to conflicts of interest
The Group considers that situations which may give rise to conflicts of interest must be managed and resolved in accordance with the specific circumstances of each case. In any situation where there is doubt regarding the existence of a conflict of interest, the Director or administrator is required to act as if a conflict of interest exists and to comply with the procedure established by the Bylaws, this Code, and any other regulation or policy applicable due to membership in a financial conglomerate, in accordance with applicable law.
Conflicts of interest can be classified as permanent or occasional. A conflict of interest is deemed permanent when the person is disqualified or incompatible with performing the role or is unable to make decisions regarding the company’s full range of operations. All other conflicts of interest are considered occasional.

The Companies will not appoint as managers any persons in a situation of permanent conflict of interest when such conflict relates to the expected duties of the position.
Managers who are faced with or believe they may be faced with a potential conflict of interest must act in accordance with the following provisions:
•When a Director (member of the Board of Directors) finds that a potential conflict of interest may arise in the performance of their duties, the Director in conflict or any other Director aware of the situation must immediately inform the rest of the Board. The Director in conflict must refrain from participating in the discussion and decision-making regarding the matter giving rise to the conflict. The Board will deliberate and decide without the participation of the Directors in conflict, unless their presence is required to form the quorum necessary for deliberation and decision-making. In that case, the conflict must be submitted to the competent body pursuant to applicable regulations, including special rules applicable to financial conglomerates.
•Special rule for transactions among companies in the Sura Bancolombia Conglomerate. When a Director (Board member) of the Parent Company is faced with a decision that meets the following conditions:
•It concerns a transaction, act, or business that requires Board approval, and
•The transaction, act, or business involves Grupo Sura – Holding Financiero, or a company belonging to the Sura Bancolombia conglomerate, or one of its related parties, other than a subsidiary or sub-subsidiary of the Parent Company (hereinafter the “Conglomerate Counterparty”), and
•The Director is also an administrator of the Conglomerate Counterparty or of a company that controls the Conglomerate Counterparty.

In such cases, the Director must notify the Board of Directors, providing information about the circumstances giving rise to the conflict, and must refrain from intervening or influencing the decision. Accordingly, the Director must abstain from participating in the deliberation and adoption of the decision. This is without prejudice to their attendance at the Shareholders’ Meeting if required.

The secretary of the Board of Directors shall record the abstention in the respective minutes. The decision regarding the act or business shall be made by the Board with the majority vote of the members present, excluding the vote of the conflicted Director.

Whenever the requirements of section nine (9) of this Code are met, such transactions may be subject to special corporate governance procedures.

•If the President or General Manager of a Company is potentially faced with a conflict of interest arising from personal circumstances or from those of related parties, they must follow the procedure established in the Code of Ethics and Conduct, which includes immediately notifying the Chair of the Board of Directors of the respective Company, who will guide the handling of the situation and escalate it to the Board if deemed necessary.
•Other members of Senior Management who are faced with a potential conflict of interest must follow the procedure established in the Code of Ethics and Conduct, which includes notifying the President of the respective Company, who will guide the handling of the situation.
8.4. Disclosure

In the case of Transactions with Related Parties, the annual report that is made available to the General Shareholders' Meeting shall include the information related to situations of potential conflicts of interest that have been known and managed as established in this section. The disclosure will account for the decisions and actions taken in this regard.

SECTION 9: PRINCIPLES AND MEASURES FOR TRANSACTIONS WITH RELATED PARTIES

The Companies offer their products and services and develop alliances or agreements with other companies of the Group, entities within the Conglomerate, and other natural or legal persons who are considered related parties by regulation.
It is common for our related parties to have products or services with the companies and engage in transactions with them on a daily basis. Therefore, it is essential to maintain high standards of good governance and transparency in conducting these transactions and entering into agreements and contracts in such transactions with related parties.
9.1. Related Parties Map of the Parent Company. Without prejudice to other legal or contractual definitions that the Parent Company must comply with in relation to related parties, for corporate governance purposes, the following natural or legal persons will be considered related parties:
•Companies under the control of the Parent Company.
•Members of the Board of Directors and Senior Management of the Parent Company.
•Spouses and children of the members of the Board of Directors and Senior Management of the Parent Company.

•Capital investments in companies over 10% made by members of the Board of Directors and Senior Management of the Parent Company.
•The financial holding group, its subsidiary companies, and entities forming part of the financial Conglomerate.
•Grupo Sura, financial holding company, its subordinate companies and the entities that make up the Sura Bancolombia Conglomerate.
•Other shareholders of the Parent Company who hold more than 10% of the share capital of the company. In such cases, entities under the control of the respective shareholder will also be considered related parties.
9.2. Corporate governance rules applicable to transactions with related parties. Transactions carried out by the Parent Company with its Related Parties, from the perspective of good governance, will be classified as (i) recurring or non-recurring, and (ii) material or non-material.
9.2.1. Recurring transactions are those that correspond to the ordinary course of business of the companies. Among these recurring transactions, the following are included, in addition to others that the parent company may engage in as part of its ordinary business activities:
•Active and passive credit transactions.
•Financial service contracts.
•Treasury transactions and buying and selling of securities and currencies.
•Securities market transactions.
•Investment banking and structuring transactions.
•Fiduciary business.
•Leasing transactions.
•Collective investment fund transactions.
•Factoring transactions.
•Framework contracts, adhesion or standardized contracts for financial products and services.
•Investment in movable and immovable property.
•Investment in shares, quotas or interest units, or any other title of participation and management of such investments.
•Capital contributions to subsidiary companies.
Recurring transactions will not require a recommendation from the Audit Committee or prior approval from the Parent Company's Board of Directors, regardless of their amount, unless legally or statutorily required.
Regarding non-recurring transactions, their materiality will be analyzed as indicated in numeral 9.2.2 below.
9.2.2. A non-recurring transaction will be considered material when its amount is equal to or greater than USD 20 million.
Non-recurring and material transactions must be accompanied by a report containing the criteria that were considered in determining the price and other conditions of the transaction. This report must be reviewed in advance by the Parent Company's Audit Committee. With the Audit Committee's approval, the respective transactions may proceed, without prejudice to them being presented for ratification by the Board of Directors when required. In such cases, a quorum of at least half of the members of the Board and a majority of independent Board members will be necessary.
When applicable, the procedure for handling, managing, and disclosing situations that could lead to a conflict of interest, as outlined in section eight (8) of this Code, must be followed.

If the non-recurring transaction amount is less than USD 20 million, it is considered non-material and therefore does not require the procedure to be followed. These transactions will be reported to the Audit Committee within the month following their completion or at the next Committee meeting.
9.3. Disclosure.

The Parent Company will disclose its transactions with related parties in the notes to the financial statements at the end of each fiscal year. Material transactions will be disclosed in the corporate governance report made available to the shareholders.
9.4. Principles applicable to transactions between companies within the Sura Bancolombia conglomerate
The transactions carried out by the Group with entities within the Conglomerate will be governed by the following principles:
a. Business relationships as clients of products and services reflect the interest of each party in obtaining the best conditions for their own business, with full freedom to compete for business under pricing and service conditions.
b. The provision of financial services by the Group to entities within the Conglomerate must be preceded by a profitability analysis, and the offer of products and services must be priced based on value generation. Prices should always seek to ensure that the business relationship, as a whole, results in a financial contribution to Grupo Cibest.
c. The Board of Directors will be informed of those transactions that, by law or pursuant to the Bylaws, fall within its purview.
d. Transactions between the Group and entities of the Conglomerate shall be fundamentally governed by compliance with applicable laws.
e. Transactions between the Group and entities of the Conglomerate shall not put at risk the Companies’ ability to meet their obligations to third parties.
f. Transactions between the Group and entities of the Conglomerate shall be carried out at prices that fall within market ranges for comparable transactions in terms of the quality and quantity of the goods or services involved and the credentials and experience of the respective counterparty. Where no market reference exists, transactions shall be conducted at objectively comparable prices, taking into account potential synergies and commercial alliances between the Companies and seeking to avoid value transfers that may undermine the rights of other shareholders.
g. In accordance with existing regulations for financial conglomerates in Colombia, it is necessary for entities of Grupo Cibest and Grupo Sura as financial holding company to exchange additional information in order to comply with obligations before the Colombian Financial Superintendency. Such exchange of information shall be governed by protocols that restrict its use to the purposes for which it was provided and include procedures and measures aimed at protecting and properly handling confidential and privileged information.

SECTION 10: PROHIBITED SITUATIONS FOR MANAGERS

The Group has identified a set of prohibited situations applicable to the managers of the Companies, pursuant to which managers shall:
•Refrain from participating, directly or through an intermediary, for personal interest or on behalf of third parties, in activities that imply competition with the entity or in actions involving a conflict of interest.

•Refrain from engaging in activities, businesses, or transactions that are contrary to the law or the interests of the Group, and that could hinder the performance of their duties and responsibilities or jeopardize the Group’s reputation.
•Refrain from entering into any transaction or business based solely on feelings of friendship or enmity.
•Refrain from recommending a transaction based on privileged information to which they have access due to their role or duties.
•Avoid, in the exercise of their position, obtaining personal or family benefits from suppliers, contractors, third parties, clients, or users; except as provided for in the Code of Ethics and Conduct regarding gifts and invitations.
•Refrain from offering, soliciting, or accepting commissions or any other form of remuneration in any transaction or business involving the Group, with the purpose of securing the effectiveness or outcome of such transaction or business.
•Refrain from granting rebates, discounts, preferential rates, waivers, or exemptions of any kind based solely on friendship or kinship, or that are not consistent with the Group’s commercial policies.
•Refrain from serving as an advisor, legal representative, or managing the business affairs of clients or third parties whose interests are incompatible with and contrary to those of Grupo Cibest.

SECTION 11: PRINCIPLES AND ENFORCEMENT MEASURES OF THE GOOD GOVERNANCE CODE

Any violation of the procedures and rules contained in this Code, as well as in the Group’s Code of Ethics and Conduct—whether through active conduct or by omission of duties—will result in the imposition of the corresponding sanctions on the Director, manager, or employee who commits the infraction, pursuant to the provisions of the Colombian Substantive Labor Code, the Internal Labor Regulations, and current regulations. This is without prejudice to any applicable civil or criminal liability actions, which will be pursued by the Company’s legal representatives.
In In order to assess the penalty, factors such as prior records, losses for the Company or the customers, among others, will be taken into consideration. Such provisions will be included in relevant agreements and will be reported to the managers.

Claims Related to the Good Governance Code

Shareholders and investors of each one of the Companies may submit claims to the Investor Relations Office or to the Presidency of the other Companies when they believe that there has been a breach of the provisions of the Good Governance Code. In such cases, the Company’s management, through the relevant Office or area, will provide a clear and sufficient response to the claimant with the utmost diligence and timeliness.
Shareholders and investors may also file complaints and claims before the External Auditor for non-compliance with the Good Governance Code. For these purposes, the Company will provide timely and thorough responses to any requests made by the External Auditor as a result of the complaint and will address the observations made by the Auditor if a breach is found to have occurred.
Any amendment, modification, or supplementation to this Code will be disclosed on the website of the Parent Company.